UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Terra Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2008

To Our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Terra Industries Inc. to be held at 9:00 a.m. on Tuesday, May 6, 2008, at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, New York 10022.

The accompanying notice of meeting and proxy statement describe the matters to be considered and voted upon at the annual meeting. In conjunction with the annual meeting, we will also report on Terra and its business, and you will have an opportunity to discuss matters of interest concerning Terra.

We hope all stockholders will be able to attend this meeting. Please check the appropriate box on your proxy card if you plan to attend.

It is important that you be represented whether or not you plan to attend the annual meeting personally. Please promptly complete, date and return your proxy card in the enclosed return envelope to ensure that your vote will be received and counted. In the alternative, you may submit your proxy by telephone or via the Internet as described in more detail in the proxy section entitled “How to Vote.”

On behalf of the board of directors and management, thank you for your support during 2007. We look forward to seeing you at the meeting.

Michael L. Bennett	Henry R. Slack
President and Chief Executive Officer	Chairman

Notice of 2008 Annual Meeting of Stockholders

To the Stockholders:

The annual meeting of the stockholders of Terra Industries Inc. (“Terra” or the “Company”) will be held at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, New York 10022, on Tuesday, May 6, 2008 at 9:00 a.m. in order to:

a.	elect three Class I directors to serve until the 2011 annual meeting of stockholders, and until their successors are elected and qualified;

b.	consider and act upon a proposal to ratify the Audit Committee’s selection of the firm of Deloitte & Touche LLP as Terra’s independent accountants for 2008; and

c.	transact such other business as may properly come before the annual meeting.

Only stockholders of record of Terra’s common stock at the close of business on February 22, 2008 are entitled to notice of, and to vote at, the annual meeting.

John W. Huey
Vice President, General Counsel
and Corporate Secretary

March 14, 2008

Proxy Statement

GENERAL

The annual meeting of the stockholders of Terra Industries Inc. will be held at the Omni Berkshire Place, 21 East 52nd Street at Madison Avenue, New York, New York 10022, on Tuesday, May 6, 2008, at 9:00 a.m.

The mailing address of Terra’s principal executive offices is Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102-6000. This proxy statement and the accompanying proxy are first being sent or given to stockholders on or about March 14, 2008.

Terra’s board of directors solicits the accompanying proxy. The stockholder may revoke it at any time before it is voted at the annual meeting by giving written notice to the Corporate Secretary. This proxy, if properly executed, duly returned and not revoked, will be voted for the election of directors, except to the extent the stockholder directs otherwise. Such proxy will also be voted on the other matters described in this proxy statement, in accordance with the instructions in the proxy. The board of directors is not aware at this date of any matter proposed to be presented at the annual meeting other than the election of directors and the ratification of the Audit Committee’s selection of independent accountants. The persons named in the accompanying proxy will have discretionary authority to vote on any other matter that is properly presented at the meeting, according to their best judgment. A stockholder’s presence at the annual meeting does not of itself revoke the proxy.

SECURITIES ENTITLED TO VOTE

The only securities eligible to be voted at the annual meeting are Terra common shares. Only holders of common shares at the close of business on the record date, February 22, 2008, are entitled to vote. Each common share represents one vote, and all shares vote together as a single class. There were 90,768,279 common shares issued and outstanding on February 22, 2008.

QUORUM; VOTE REQUIRED

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Stockholders are entitled to one (1) vote per share.

A majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except as otherwise provided by law or by Terra’s charter, and except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

In the election for directors, every stockholder has the right to vote each share of stock owned by such stockholder on the record date for as many persons as there are directors to be elected. Cumulative voting is not permitted. To be elected, a director-nominee must receive a plurality of the votes cast at the meeting. Common shares of stockholders abstaining from voting but otherwise present at the meeting in person or by proxy (“abstentions”), votes withheld and broker non-votes will not be counted as votes cast for such purpose and therefore will have no effect on the results of the election.

The proposal to ratify the Audit Committee’s selection of independent accountants must receive a majority of the votes cast at the meeting. Abstentions and broker non-votes will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote.

HOW TO VOTE; SUBMITTING YOUR PROXY; REVOKING YOUR PROXY

You may vote your shares either by voting in person at the annual meeting or by submitting a completed proxy. By submitting your proxy, you are legally authorizing another person to vote your shares. The enclosed proxy designates Henry R. Slack, Michael L. Bennett and Daniel D. Greenwell to vote your shares in accordance with the voting instructions you indicate in your proxy.

If you submit your executed proxy designating Messrs. Slack, Bennett and Greenwell as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board’s recommendations, which are described in this proxy statement. In addition, if any other matters are properly brought up at the annual meeting (other than the proposals contained in this proxy statement), then each of these individuals will have the authority to vote your shares on those matters in accordance with his discretion and judgment. The Board currently does not know of any matters to be raised at the annual meeting other than the proposals contained in this proxy statement.

You may submit your proxy either by mail, by telephone at 1-800-652-VOTE (8683)  within the United States, Canada and Puerto Rico or 1-781-575-2300 outside the United States, Canada and Puerto Rico any time on a touch-tone telephone (the numbers set forth in the accompanying proxy materials) or via the Internet at www.investorvote.com. Please let us know whether you plan to attend the annual meeting by marking the appropriate box on your proxy card or by following the instructions provided when you submit your proxy by telephone or via the Internet. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive your mailed proxy by 5:00 p.m., Eastern Time, on May 5, 2008. If you submit your proxy by telephone or via the Internet, then you may submit your voting instructions up until 12:00 a.m. Eastern Time, on May 6, 2008.

Your proxy is revocable. After you have submitted your proxy, you may revoke it by mail before the annual meeting by sending a written notice to Terra’s Vice President, General Counsel and Corporate Secretary at 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000. If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions, which we must receive by 5:00 p.m., Eastern Time, on May 5, 2008. If you submitted your proxy by telephone or via the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 12:00 a.m. Eastern Time, on May 6, 2008. You also may revoke your proxy in person and vote your shares at the annual meeting. Attending the annual meeting without taking one of the actions above will not revoke your proxy.

Your vote is very important to the Company. If you do not plan to attend the annual meeting, we encourage you to read the enclosed proxy statement and submit your completed proxy card prior to the annual meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in the Company’s register of stockholders. Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares. In order for you to attend the annual meeting, you must bring a letter or account statement showing that you beneficially own the shares held by the nominee. Note that even if you attend the annual meeting, you cannot vote the shares that are held by your nominee unless you have a proxy from your nominee. Rather, you should submit your proxy, which will instruct your nominee how to vote those shares on your behalf.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, MAY 6, 2008

The proxy statement and the 2007 annual report to stockholders are available on the Company’s Web site at http://www.terraindustries.com/investor_info/tra/pubs_sec/intro.htm.

Information on how to obtain directions to be able to attend the meeting and vote in person are available by contacting Kim Mathers, Communications Manager, at (712) 233-6411.
—or—

You may write to us at:
Terra Industries Inc.
Investor Relations
600 Fourth Street
P.O. Box 6000
Sioux City, IA 51102-6000

The Company makes available, free of charge on our Web site, the Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the SEC. These documents are posted on the Web site at www.terraindustries.com. Select the “Investor Information” link and then the “Pubs/SEC Filings” link.

Proposal 1: Election of Directors

ELECTION OF DIRECTORS

The board of directors is divided into three classes, and directors in each class serve staggered, three-year terms. The term of office of the three directors assigned to Class I expires at this meeting, and such three directors are nominated for re-election at this annual meeting to serve three-year terms until the annual meeting in 2011 and until their successors are elected and qualify. As provided by Maryland law, the terms of office of the three directors assigned to Class II continue until the annual meeting in 2009, and the terms of office of the two directors assigned to Class III continue until the annual meeting in 2010, and in each case until their successors are elected and qualify. The directors in each class are set forth below.

To be elected, a nominee must receive a plurality of the votes cast at the meeting. Unless otherwise indicated, proxies in the accompanying form will be voted for the nominees named below or for any successor nominee designated by the Board. Such a successor nominee would be designated only in the unlikely event that a nominee named below becomes unable or unwilling to serve as a director before the election.

All of the nominees named below are incumbent directors. Set forth below opposite the name and age of each nominee for Class I director, and for the Class II and Class III directors whose terms are continuing, are his or her present positions and offices with Terra, his or her principal occupations during the past five years, the year in which he or she was first elected a director, and the other boards of directors of companies subject to reporting requirements of the U.S. federal securities laws on which they currently serve.

NOMINEES FOR ELECTION AS CLASS I DIRECTOR

Terms Expiring at Annual Meeting in 2008

	Present Positions and Offices with Terra, Principal Occupation	Year First
Name and Age	During the Past Five Years and Other Public Company Boards	Elected Director

Peter S. Janson (60)	Corporate Director. Mr. Janson retired from AMEC Inc. (an engineering and environmental services firm) in 2002; served as Chairman & Chief Executive Officer of AMEC Inc. and director of AMEC plc from 2000 to 2002; and President and Chief Executive Officer of Agra Inc. (an engineering and environmental services firm which was sold to AMEC in 2000) from 1999 to 2000. Mr. Janson also serves as a director of TK Corporation, serving on the Audit and Compensation Committees, and as a director of Tembec Industries, Inc., serving on the Corporate Governance and HR Committee, and as Chairman of both the Environment, Health and Safety Committee as well as the Committee for Strategic Purposes.	2005
Michael L. Bennett (54)	Mr. Bennett, who has been employed by the company for 34 years, has served as President and Chief Executive Officer of Terra since April 2001; and Executive Vice President and Chief Operating Officer from February 1997 to April 2001. Mr. Bennett has served as a Director of Alliant Energy Resources since 2003, is a member of its Capital Approval, Compensation and Personnel, and Executive Committees, and is Chairman of the Nominating and Governance Committee and the Lead Independent Director.	2001
James R. Kroner (46)	Private Investor. Mr. Kroner served as Chief Financial Officer and Chief Investment Officer for Endurance Specialty Holdings Ltd., from December 2001 to December 2005; and Managing Director of Fox Paine & Company from January 2000 to December 2001. Mr. Kroner also serves as a director of United America Indemnity, Ltd., and is a member of the Audit Committee.	2006

CLASS II DIRECTORS CONTINUING IN OFFICE

Terms Expiring at Annual Meeting in 2009

	Present Positions and Offices with Terra, Principal Occupation	Year First
Name and Age	During the Past Five Years and Other Public Company Boards	Elected Director

Martha O. Hesse (65)	Private Investor. Ms. Hesse was President and Chief Executive Officer of Hesse Gas Company (an energy investment company) from 1990 to 2003. She served as Chairman of the U.S. Federal Energy Regulatory Commission from 1986 to 1989, and previously served as assistant secretary for Management and Administration for the U.S. Department of Energy as well as Senior Vice President of First Chicago Corporation. Ms. Hesse serves as Chairman of the boards of Enbridge Energy Company, Inc., Enbridge Energy Partners, Enbridge Energy Management and is a member of the Audit, and Finance and Risk Committees of each.	2001
Henry R. Slack (58)	Mr. Slack has served as Chairman of the Terra Board of Directors since April 2001. He also serves as a director of E. Oppenheimer and Son International Limited; has served as Chairman of First Africa Group since 2006; and was Chairman of Task (USA) Inc. (a private investment firm) from September 1999 to June 2002.	1983
Dennis McGlone (58)	Private Investor. Mr. McGlone served as President, Chief Executive Officer and Director of Copperweld Corp. from February 2004 to October 2005; President, Chief Operating Officer, and Director of Copperweld from October 2002 to February 2004; and Vice President Copperweld from July 2001 to October 2002. He served as Vice President, Corporate Officer of Armco Inc./AK Steel, from 1996 to March 2001.	2006

CLASS III DIRECTORS CONTINUING IN OFFICE

Terms Expiring at Annual Meeting in 2010

	Present Positions and Offices with Terra, Principal Occupation	Year First
Name and Age	During the Past Five Years and Other Public Company Boards	Elected Director

David E. Fisher (65)	Private Investor. Mr. Fisher also serves as a director of Falcon Oil & Gas Ltd. and is Chairman of its Audit Committee and member of its Compensation Committee.	1993
Dod A. Fraser (57)	Mr. Fraser is President of Sackett Partners Incorporated. Previously, Mr. Fraser was an investment banker: a General Partner of Lazard Frères & Co. and most recently a Managing Director and Group Executive of Chase Manhattan Bank, now JP Morgan Chase, where he led the global oil and gas group. Mr. Fraser also serves as a board member of Smith International, Inc., an oilfield service company, and Forest Oil Corporation, an independent oil and gas company. He serves as Chairman of the Audit Committees of both Smith and Forest Oil.	2003

The board of directors recommends that you vote FOR the election of each of the above-named director-nominees for Class I director.

Corporate Governance

GENERAL

Terra strives to uphold the highest standards of ethical conduct, to follow corporate governance best practices, to report accurately and transparently, and to fully comply with the laws, rules and regulations that govern Terra’s business.

Terra’s board of directors currently consists of eight members. In accordance with its Corporate Governance Guidelines, Terra’s Board has affirmatively determined that David E. Fisher, Dod A. Fraser, Martha O. Hesse, Peter S. Janson, James R. Kroner, Dennis McGlone and Henry R. Slack each meet the criteria for independence required by the New York Stock Exchange (“NYSE”) listing standards. The Board’s independence determination was based on information provided by our directors and discussions among our officers and directors. The Board considered transactions, relationships and arrangements with each of the directors and director nominees and concluded that none of the non-employee directors was involved in any transactions, relationships or arrangements not otherwise disclosed that would impair his or her independence. Mr. Bennett did not meet the independence standards because he is an employee of Terra. The Nominating and Corporate Governance Committee reviews and designates director-nominees in accordance with the policies and principles of its charter and the Corporate Governance Guidelines.

Terra has structured its board of directors to provide separate positions for a non-executive chairman of the board and a chief executive officer. The Board plans to maintain these responsibilities as separate positions.

During 2007, in accordance with the Corporate Governance Guidelines, non-management directors met at regularly scheduled executive sessions of the Board without management and the independent directors met in executive session. The chairman of the board, Henry R. Slack, presided at all executive sessions of the Board, which are held at each of our Board meetings.

The Board currently has three committees—Audit, Compensation, and Nominating and Corporate Governance. A description of each committee and its function appears in the “Board of Directors and Committees” section of this proxy statement under the heading “Board Committees.” The Audit, Compensation, and Nominating and Corporate Governance Committees are each composed solely of independent directors as required by the NYSE listing standards. Each committee has its own charter setting forth the qualifications for membership and the committee’s purposes, goals and responsibilities. Each of these committees has the power to hire independent legal, financial or other advisors it deems necessary, without consulting or obtaining the advance approval of any Terra officer.

The Board has also adopted a Code of Ethics and Standards of Business Conduct, which outlines the principles, policies and laws that govern Terra’s activities and which serve as a tool for professional conduct in the workplace. The Code of Ethics and Standards of Business Conduct applies to Terra’s principal executive officer and principal financial officer and also includes all other officers, directors and employees.

It is the Board’s practice to encourage all board members to attend the Company’s annual stockholders meeting, although no written policy has been adopted in that regard. All board members attended the Company’s 2007 stockholder meeting held May 8, 2007, in New York, New York.

Current versions of Terra’s Corporate Governance Guidelines, Code of Ethics and Standards of Business Conduct and committee charters can be found in the “Investor Information” and “Charters/Guidelines” sections of Terra’s website at www.terraindustries.com, and are available in print, free of charge, to any stockholder upon request.

COMMUNICATION

Interested parties who wish to report questionable practices by Terra employees may do so by calling Terra’s toll free, anonymous hotline at 1-866-551-8010 (in the U.S. and Canada) or at 011-44-866-551-8010 (in the U.K.). Interested parties who wish to communicate any message or voice a complaint to the Board, any of its committees or the non-management directors should address their communications to: Henry R. Slack, Chairman of the Board; Terra Industries Inc.; 600 Fourth Street; Sioux City, Iowa 51101. Such communications can also be made by calling 712-277-1340 or by e-mail at boardethics@terraindustries.com.

Board of Directors and Committees

BOARD COMMITTEES

Audit Committee. The Audit Committee met five times in 2007 and is currently composed of Mr. Fisher (Chairman), Ms. Hesse, Mr. Janson and Mr. Kroner. The committee is composed entirely of non-employee directors, each of whom meets the “independence” requirements of the NYSE listing standards. In accordance with Terra’s Audit Committee charter, all members of the committee are financially literate and the board of directors has determined that Mr. Fisher meets the requirements to be named “audit committee financial expert” as the term has been defined by the Securities and Exchange Commission (“SEC”). The Audit Committee Charter is available on Terra’s Web site as set out in the Corporate Governance section above.

The Audit Committee reviews Terra’s procedures for reporting financial information to the public. The Audit Committee also reviews Terra’s internal audits, reports and related recommendations. Its members are directly responsible for Terra’s independent auditor and have the sole authority to appoint or replace the independent auditor. The committee reviews the scope of the annual audit. The committee also reviews related reports and recommendations and preapproves any non-audit services provided by such firm. In addition, the committee maintains, through regularly scheduled meetings, open lines of communication between the board of directors and Terra’s financial management, internal auditors and independent auditor. See the “Audit Committee Report” below.

Compensation Committee. The Compensation Committee met five times in 2007 and is currently composed of Messrs. Fraser (Chairman), Fisher, Janson and McGlone. Each of the members of the committee meets the “independence” requirements of the NYSE listing standards. The committee’s functions include establishing the compensation to be paid to Terra’s executive officers. The committee also administers certain employee benefit plans, establishes and, in consultation with management, administers compensation guidelines and personnel policies. See the report on “Executive Compensation” below. The Compensation Committee charter is available on Terra’s Web site as set out in the Corporate Governance section above.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met two times in 2007. It is currently composed of Ms. Hesse (Chairman), Mr. Fraser and Mr. Slack. Each of the members of the committee meets the “independence” requirements of the NYSE listing standards. The committee’s functions include helping the Board fulfill its responsibilities to stockholders by shaping the Company’s corporate governance and enhancing the quality and independence of the Board nominees. In addition, the committee identifies and reviews qualifications of potential Terra director candidates, to include those recommended by stockholders, and makes recommendations to the Board for nomination or election. Nominees for director are selected on the basis of broad experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of Terra’s business environment, and willingness to devote adequate time and energy to board duties. The Board considers directors of diverse backgrounds, in terms of both the individuals involved and their various experiences and areas of expertise. Each board member must ensure that future commitments (including commitments to serve on boards of other companies) do not materially interfere with the member’s service as a Terra director. The Nominating and Corporate Governance Committee charter is available on Terra’s Web site as set out in the Corporate Governance section above.

The Nominating and Corporate Governance Committee charter also provides that the committee will review candidates who have been recommended by stockholders. Appropriate materials describing the personal and professional background and experience of candidates recommended by stockholders should be communicated to the Board as set out in the Corporate Governance section of this proxy statement under the heading “Communication.” The committee will evaluate all such stockholder recommended candidates on the basis of the same qualities and characteristics as described in the preceding paragraph.

The board of directors establishes special Board committees from time to time, determining such committees’ specific functions as they are established. The Board and its committees occasionally take action by unanimous written consent in lieu of a meeting.

MEETINGS OF THE BOARD

The board of directors held five regular meetings and four special meetings in 2007. Each director attended at least 86 percent of the total meetings of the Board and of Board committees of which he or she was a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of the directors named as signatories to the “Compensation Committee Report” below. No director has any direct or indirect material interest in or relationship with Terra other than shareholdings as discussed below and as related to his or her position as a director, except as described under the caption “Transactions with Related Persons.” During 2007, no officer or other employee of Terra served on the board of directors of any other entity, where any officer or director of such entity also served on Terra’s Board.

EQUITY SECURITY OWNERSHIP

Principal stockholders. The following table shows the ownership of Terra securities as of February 14, 2008 by the only persons known to Terra to beneficially own more than five percent of any class of Terra voting securities. The information in this table is based on information reported to the SEC by or on behalf of such persons:

Name and address of	Title of		Percentage
beneficial owner	class	Amount and nature of beneficial ownership 1/	of class
Goldman Sachs Asset Management, L.P. 2/ 32 Old Slip New York, New York 10005	Common Shares	5,648,998 shared voting and investment power	6.3%

AXA Financial Inc. 3/ 1290 Avenue of the Americas New York, New York 10104	Common Shares	5,223,463 sole voting and investment power	5.8%

Brookside Capital Partners Fund LP 4/ 111 Huntington Avenue Boston, Massachusetts 02199	Common Shares	5,081,770 sole voting and investment power	5.68%

Barclays Global Investors NA. 5/ 45 Fremont Street San Francisco, California 94105	Common Shares	4,773,432 sole voting and investment power	5.33%

Dawson-Herman Capital Management, Inc.6/ 354 Perquot Avenue P.O. Box 760 Southport, Connecticut 06890-2558	Common Shares	4,639,895 sole voting and investment power	5.18%

1/	The number of common shares listed does not include shares of Series A preferred.

2/	Goldman Sachs Asset Management, L.P. is an investment advisor, and disclaims beneficial ownership of any securities managed on its behalf by third parties.

3/	AXA Financial Inc. reports that the majority of the shares reflected on their 13-G filing as of 12/31/07 are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as an investment adviser. Alliance is a majority-owned subsidiary of AXA Financial Inc.

4/	Brookside Capital Partners Fund L.P. acts by and through its general partner, Brookside Investors. Brookside Investors acts by and through its general partner, Brookside Management. Mr. Domenic J. Ferrante is the managing member of Brookside Management and thus is the controlling person of Brookside Management. The number of shares of common stock reported as owned is as of February 6, 2008.

5/	Barclays Global Investors, NA is an investment adviser and the shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.

6/	Dawson-Herman Capital Management, Inc., an investment advisor, has beneficial ownership of the shares through the investment discretion it exercises over its clients’ accounts.

Directors and Officers. The following table shows, as of February 14, 2008, the number of Terra common shares owned by (1) each director; (2) Terra’s chief executive officer (who is also a director); (3) the six other most highly-compensated executive officers; and (4) all directors and executive officers as a group.

	Number of Common Shares
Name	Beneficially Owned 1/

D.E. Fisher	48,800
D.A. Fraser	40,000
M.O. Hesse	46,128
P.S. Janson	40,000	2/
J.R. Kroner	16,500
D. McGlone	15,000
H.R. Slack	77,250
M.L. Bennett	747,236
D.D. Greenwell	86,509
F.G. Meyer	318,300
J.D. Giesler	154,906
R.S. Sanders Jr.	123,687
J.W. Huey	41,864
P. Thompson	113,107
Directors and all executive officers as a group (17 persons)	1,986,373

1/	Each director or executive officer has sole voting and investment power over the shares shown as beneficially owned. Each director and executive officer individually and beneficially owned less than one percent, and the directors and executive officers as a group owned 2.2% of Terra’s issued and outstanding common shares. These share numbers include ownership of restricted common shares, which is subject to certain vesting conditions, and shares held under Terra’s Employees’ Savings and Investment Plan.

2/	Includes 20,000 directly owned shares pledged as security.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Terra’s executive officers, directors and beneficial owners of more than 10 percent of Terra’s common shares to file initial reports of beneficial ownership and reports of changes in beneficial ownership of the shares with the SEC and the NYSE. Executive officers and directors are required by SEC regulations to furnish Terra with copies of all Section 16(a) reports they file. All persons who were Terra executive officers, directors and beneficial owners of more than 10 percent of Terra’s common shares at any time during 2007 filed all reports required under Section 16(a) during and with respect to 2007 in a timely manner, except Richard S. Sanders and Joe A. Ewing, who each filed one Form 4 late. This conclusion is based solely on a review of the copies of such filings furnished to Terra and of written representations from Terra’s executive officers and directors.

Executive Compensation and Other Information

COMPENSATION DISCUSSION AND ANALYSIS

I.	Background

As a producer and marketer of nitrogen products for agricultural and industrial markets, Terra’s operating results are affected by the volatile nature of the nitrogen products industry. During the last year, demand for nitrogen products has been especially strong, which has contributed to our record earnings and returns during 2007. However, the current period of strong growth was preceded by a period of approximately six years of difficult market conditions characterized by losses and low returns. We expect that market volatility will continue to be a factor in this industry and have designed our executive compensation program to reflect these fundamental factors. For additional details regarding the cyclical nature of the nitrogen products industry and our performance in light of these conditions, see the Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our 2007 annual report on Form 10-K.

II.	Overview

Objectives

The Compensation Committee’s primary objectives in designing our executive compensation program are to (i) provide competitive incentive rewards for the achievement of specific annual goals by Terra; (ii) minimize fixed costs during cyclical downturns; and (iii) provide incentives to manage our North American and United Kingdom asset base as well as new investments to earn returns in excess of our cost of capital over the long term.

Elements of Compensation

Our compensation program is comprised of three primary components:

Base Salary:	Base salaries are targeted at the low end of the market range in order to maintain low fixed cash costs during cyclical downturns.

Annual Incentives:	Annual incentives are paid in cash and provide the opportunity during periods of average and cyclically robust performance for management to earn competitive total cash compensation through a combination of salary and annual incentive payments.

Long-Term Incentives:	Long-term incentives are paid in restricted shares and performance shares in order to align the interests of our executive officers with those of our stockholders. While a portion is subject to time-based vesting in order to promote retention, for our most senior officers, a significant portion is comprised of performance share grants that will not vest unless Terra meets specified performance goals and will vest at above-target levels in the case of superior company performance. In particular, the vesting criteria for the performance share grants has significant upside potential tied to the ability of our senior officers to successfully manage our existing asset base and invest in new assets to generate returns in excess of the cost of capital. Together with base salary and annual cash incentive awards, long-term incentive awards are intended to provide the opportunity for our executive officers to achieve total compensation at approximately the 50th percentile of companies in our survey comparison group if target levels of performance are met.

The Compensation Committee’s approach to executive compensation is to review all three elements of compensation together, rather than considering each element separately, and to benchmark total compensation levels against a survey comparison group of approximately 400 companies, as described in the next paragraph. On a total compensation basis, the combination of base salaries, annual cash incentive awards and long-term incentives should provide our executive officers with above-average compensation for above-average individual and company performance and below-average compensation for below-average performance.

Role of Peer Groups and Competitive Benchmarking

In implementing our compensation program, our Compensation Committee has reviewed studies conducted by its compensation consultant, Towers Perrin, which compare our compensation to that of companies that are similar to us in revenue, market capitalization or industry profile. For 2007, the survey comparison group, which included approximately 400 companies, was comprised of a combination of “general industry” and “chemical industry” companies. Towers Perrin employed regression analysis to normalize the data relative to Terra’s annual revenues to ensure comparability. Our Compensation Committee also reviewed publicly available data on the compensation paid to the chief executive officers, chief financial officers and chief legal officers of 23 companies in our industry or a related industry, including most of the 13 companies included in the Performance Chart that appears on page 25 of our 2007 annual report on Form 10-K. However, the broader survey comparison group serves as the Compensation Committee’s main source of executive compensation benchmarking. We believe that the broader group is appropriate in our case, because Terra has few direct U.S. competitors, and many of the companies in our industry peer group do not compete with us in executive recruitment. In addition, we recruit executive talent from across a broad range of industries.

Internal Pay Equity

Our Compensation Committee’s approach to determining the compensation of Michael Bennett, our Chief Executive Officer, is generally the same approach that is used to determine the compensation levels of our other senior executives, with two principal exceptions.

First, the performance measure for Mr. Bennett’s annual incentive award differs from those of our other executive officers. The individual goals applicable to Mr. Bennett under our Annual Incentive Plan are based on total company performance, whereas the individual goals of the executives who report directly to Mr. Bennett are generally based on their particular areas of responsibility. This distinction is intended to reflect Mr. Bennett’s level of accountability and influence with respect to overall company performance.

Additionally, in the case of long-term incentive awards, which are comprised of a combination of time-based restricted stock and performance share awards, two-thirds of Mr. Bennett’s awards are comprised of performance shares, whereas half of the other senior executives’ awards are comprised of performance shares. The Compensation Committee believes that Mr. Bennett has a greater ability to influence company performance, and, therefore, his awards should have more upside and downside potential than awards granted to our other executive officers.

III.	Role of Our Compensation Consultant

In 2005, our Compensation Committee selected and retained Towers Perrin to serve as its independent compensation consultant. Towers Perrin advises and consults with the Chairman of our Compensation Committee in connection with our compensation programs and has particularly focused on long-term incentive compensation, stock ownership guidelines and executive severance and change in control arrangements. While Towers Perrin advises our Compensation Committee in making its decisions, including by providing our Compensation Committee with information about current market practices, our Compensation Committee retains ultimate authority to make all final determinations. Our Vice President, Investor Relations and Human Resources, Joe Ewing, often provides Towers Perrin with the necessary data and background information that it needs in order to prepare materials requested by the Compensation Committee.

In addition to its role advising our Compensation Committee on executive compensation matters, during 2007, Towers Perrin worked with the Nominating and Corporate Governance Committee of our Board of Directors to review the compensation of our non-employee directors, including annual retainers, meeting fees, committee chair fees and the use of equity-based compensation. At the request of our Compensation Committee, Towers Perrin also assisted us in preparing the executive compensation disclosure in this proxy statement and in our 2007 proxy statement by reviewing the Compensation Discussion and Analysis and, based on data we provided, assisting in the preparation of the proxy tables. Finally, senior management engaged Towers Perrin’s office in the United Kingdom to consult on the compensation and benefits of certain employees of GrowHow UK Limited, a joint venture company formed by Terra and Kemira GrowHow Oyj in 2007. Towers Perrin’s work for the UK joint venture, which has been approved by our Compensation Committee, generated approximately $25,000 in fees for Towers Perrin. The Towers Perrin representative who serves as the direct liaison with our Compensation Committee did not perform any services for the joint venture.

IV.	2007 Executive Compensation Program

Our Compensation Committee developed a 2007 executive compensation program that provided for the following:

A.	Base Salaries

For 2007, our executive officers received base salaries at approximately the 25th percentile of the comparison group of companies. The Compensation Committee determined that base salaries should be targeted around that level in order to control fixed costs in light of the volatile nature of the nitrogen products industry. The Summary Compensation Table below details the annual base salaries paid in 2007 to each of our named executive officers.

B.	Annual Incentive Compensation

The cash incentive awards to be paid to our executive officers are allocated from an overall pool of available funds that is established by our Compensation Committee during the first quarter of each year based on the aggregate value of the potential awards payable to all participants in our Annual Incentive Plan. Payout levels under the Annual Incentive Plan are determined based on a combination of individual performance against individual goals and our achievement of net income targets, as described below.

Mr. Bennett prepared a proposal for his own individual performance goals that was reviewed, modified and approved by the Compensation Committee in the first quarter of 2007. In addition, during the first quarter of 2007, each other executive officer worked with Mr. Bennett to establish individual performance goals for 2007, which focused on the executive’s corresponding function, department or business unit and which tracked Mr. Bennett’s own individual goals from an overall corporate perspective. At the same time, during the first quarter of 2007, the Compensation Committee approved the 2007 target annual incentive awards for each of our executive officers.

While funding of the incentive pool for 2007 was dependent on 2007 net income, performance by each executive officer against the corresponding individual performance goals based on recommendations by Mr. Bennett was used by the Compensation Committee to determine the executive’s actual award. In its exercise of discretion to determine individual awards under our Annual Incentive Plan, our Compensation Committee applied negative discretion to adjust the amount of certain individual awards downward and also exercised its discretion in some cases to increase the amount of individual awards above target or maximum award levels. The aggregate of all awards paid did not, however, exceed the funding of the pool. In a similar manner, the Board evaluates Mr. Bennett’s performance at the end of each year and determines the extent to which he has met his performance goals and sets his actual bonus.

The following table, which sets forth the target and actual annual incentive award for each of our named executive officers under our 2004, 2005, 2006 and 2007 Annual Incentive Plans, reflects how the cyclical nature of our business affected our Annual Incentive Plan payouts. Our performance for 2004 and 2007 was robust while our performance for 2005 and 2006 was below target.

	Target	Actual	Target	Actual	Target	Actual	Target	Actual
	2004	2004	2005	2005	2006	2006	2007	2007
	Annual	Annual	Annual	Annual	Annual	Annual	Annual	Annual
Executive	Incentives	Incentives	Incentives	Incentives	Incentives	Incentives	Incentives	Incentives
Bennett	$273,000	$500,000	$315,000	$200,000	$575,000	$0	$825,000	$1,468,500
Greenwell	N/A	N/A	$78,750	$52,000	$116,000	$0	$150,000	$300,000
Meyer	$114,000	$200,000	$146,250	$100,000	$200,000	$0	$262,500	$550,000
Giesler	$86,000	$150,000	$86,000	$54,000	$134,400	$0	$139,200	$230,000
Sanders	$61,250	$110,000	$64,750	$50,000	$98,500	$0	$132,000	$245,000
Huey	N/A	N/A	N/A	N/A	$132,500*	$0	$137,500	$265,000
Thompson	$84,000	$140,000	$84,000	$55,000	$109,000	$0	$139,200	$280,000**

* Mr. Huey’s 2006 target incentive amount was prorated to reflect that he was hired on October 25, 2006.

** Mr. Thompson was awarded a full bonus for 2007, even though he left Terra in September 2007 to become the Chief Executive Officer of GrowHow UK Limited, a joint venture company formed by Terra and Kemira GrowHow Oyj.

The Annual Incentive Plan covers our officers and certain other key employees. The size of the pool is determined based on our achievement of net income. The following table illustrates how the amount of the pool has been affected by our net income levels during 2004, 2005, 2006 and 2007.

			Target Amount of	Actual Amount
	Target Net	Actual Adjusted	Annual Incentive	of Annual
Year	Income	Net Income*	Pool**	Incentive Pool**
2004	$45 million	$68.7 million	$1.5 million	$2.4 million
2005	$55 million	$38.7 million	$1.7 million	$1.2 million
2006	$55 million	$4.2 million	$2.4 million	$0
2007	$55 million	$225.59 million	$3.0 million	$5.82 million

* The calculation of net income is adjusted in the manner described below.

** This pool includes amounts payable to all officers and key employees who are eligible for our Annual Incentive Plan. The target and actual amounts for our named executive officers under our Annual Incentive Plan are set forth in the prior table.

The funding of the pool for the 2007 Annual Incentive Plan was determined based on the following performance measures:

•	If Terra had achieved less than $30 million of net income, the incentive pool would not have been funded.

•	If Terra had achieved net income of $30 million, 50% of the target annual incentive pool would have been funded.

•	For each $0.5 million in net income Terra achieved above $30 million and up to $105 million, an additional 1% of the target annual incentive pool would have been funded.

Under this formula, if Terra had achieved $55 million in net income, the incentive pool would have been funded at 100% of the target amount, and at $105 million in net income, the incentive pool would have been funded at the maximum level of 200% of the target amount.

The Compensation Committee selected achievement of $55 million in net income as the target for 100% funding of the incentive pool for 2007, because that level of net income equates to approximately a 9% annualized return on capital employed (ROCE), which, according to outside studies performed by investment bankers at the request of our Chief Financial Officer, was approximately equal to our cost of capital.

The Compensation Committee’s approach in determining net income for purposes of the Annual Incentive Plan is that while annual incentive compensation levels for our executive officers should reflect operating costs incurred during the relevant year, decisions made by the Board about Terra’s capital structure should neither increase nor decrease executive compensation levels. This approach was reflected in the calculation of 2007 net income, which included an asset impairment charge relating to the sale of our facility in Beaumont, Texas but excluded exceptional expenses relating to the refinancing of Terra’s long-term debt.

While achievement of a threshold amount of net income is required in order for the incentive pool to be funded, the Compensation Committee retains discretion to make funds available for annual incentive awards to reward exceptional individual performance even if threshold performance measures are not met. Because of our failure to achieve net income performance measures in 2006, the incentive pool was not funded, but the Compensation Committee decided to pay bonuses of approximately $20,000 in the aggregate during that period to certain participants in the Annual Incentive Plan, none of whom was an executive officer, based on their extraordinary individual performance during that period.

C.	Long-Term Incentives

In accordance with our philosophy of tying long-term incentive awards to company performance, the Compensation Committee has designed our long-term incentive program to accomplish the following objectives: (1) reward achievement of return on capital employed (ROCE) targets on a cumulative basis over a three-year period; (2) provide more substantial incentives for achieving returns above the cost of capital; (3) assist with attraction and retention of executives; and (4) align management incentives with stockholder interests through the use of equity awards. To these ends, our long-term incentive compensation is comprised of a combination of performance share awards, which only vest upon achievement of performance goals relating to our return on capital employed (ROCE), and restricted shares, which vest based on continued employment.

Each year, the Compensation Committee sets an annual target award for each executive officer who participates in our long-term incentive plan. For 2007, in the case of executive officers other than Mr. Bennett, target grants ranged from 100% to 140% of annual base salary. Mr. Bennett’s target grant was set at 300% of his annual base salary. The Compensation Committee determined that these target levels were appropriate for 2007 based on market data with respect to the comparison group of companies and the objective of setting long-term compensation to allow our executive officers to achieve total compensation at approximately the 50th percentile if target levels of performance are met. The target value of the long-term incentive awards for 2007 for each of the named executive officers (expressed as a percentage of base salary) is set forth in the narrative following the Summary Compensation Table on page 24.

The Compensation Committee determined that in the case of executive officers other than Mr. Bennett, 50% of the value of the 2007 long-term incentive grant should be subject to time-based vesting criteria to assist in executive retention, while the remaining 50% should be subject to performance-based vesting criteria. As previously noted, Mr. Bennett received one-third of his grant in restricted shares and two-thirds in performance share grants. The performance share grants for 2007 were approved by the Compensation

Committee on February 27, 2007 and were made on February 28, 2007, and the restricted share grants for 2007 were approved by the Compensation Committee on July 24, 2007 and were made July 25, 2007 (except for Mr. Thompson’s restricted share grant, which was approved by the Compensation Committee on August 31, 2007 and made on September 4, 2007).

In accordance with applicable disclosure rules, the Summary Compensation Table on page 24 reflects the amounts we recognized as an accounting expense pursuant to FAS 123R for 2007 in connection with awards granted in 2007 and in prior years. These values were not, however, considered by us or the Compensation Committee when determining the long-term incentive award grants. Instead, the Compensation Committee considered the fair market value of the shares on the grant date and, in the case of performance share awards, the value of potential payouts based on achievement of the performance targets described below. The full grant date values (determined in accordance with FAS 123R) are set forth in the Grant of Plan-Based Awards Table on page 27, and the fair market value of these awards, based on our stock price of $47.76 per share as of December 31, 2007, is set forth in the Outstanding Equity Awards at Fiscal Year End Table on page 32.

2007 Performance Share Awards

For purposes of the 2007 performance share grants, the number of shares to be issued will depend on Terra’s annualized average return on capital employed (ROCE) over the three-year performance period ending on December 31, 2009. We use ROCE as the performance metric because ROCE is a critical indicator of good operating and investment decisions by management, is an important measurement for judging success of Terra’s strategic initiatives, and is a critical metric for investors.

The following table illustrates target and actual achievement of ROCE as of December 31, 2007, with respect to the 2005-2007, 2006-2008 and 2007-2009 performance periods.

					Level of Payout
		Actual		Actual Average	for Performance
Performance	Target	Achievement of		Annual ROCE	Share Awards
Period	ROCE	ROCE (by year)		(as of 12/31/07)	(as a % of target)
		2005	6.974%
2005-2007	9%	2006	4.303%	13.020%	200%
		2007	29.560%

		2006	4.303%		To be determined
2006-2008	9%	2007	29.560%	16.364%	after 12/31/08

2007-2009	9%	2007	29.560%	29.560%	To be determined after 12/31/09

The performance share grant payouts for the 2007 grant cycle (with a performance period ending in 2009) will be determined based on the following measures:

•	If Terra’s annualized average ROCE for the period is less than 4%, no shares will be delivered.

•	If Terra’s annualized average ROCE for the period is between 4% and 9%, 1% of the target number of shares will be delivered for each 0.05% by which annualized average ROCE exceeds 4%. Thus, if annualized average ROCE is equal to 9%, 100% of the target number of shares will be delivered.

•	If Terra’s annualized average ROCE for the period exceeds 9%, an additional 1% of the target number of shares will be delivered for each 0.025% by which annualized average ROCE exceeds 9%, up to a maximum of 200% of the target number of shares.

Annualized average ROCE of 9% over a cumulative three year period was determined by the Compensation Committee to be an appropriate goal, as outside studies performed by investment bankers indicated that it is approximately equal to our cost of capital. As noted above in the description of the Annual Incentive Plan, the Compensation Committee believes that while long-term performance awards to our executive officers should reflect operating costs incurred during the relevant performance period, decisions made by the Board about Terra’s capital structure should not affect executive compensation levels. Therefore, in the calculation of ROCE for the 2007 period, we included an asset impairment charge relating to the sale of our facility in Beaumont, Texas, as well as the equity earnings of the GrowHow UK Joint Venture, and we excluded exceptional expenses relating to the refinancing of Terra’s long-term debt.

Performance share grants vest at the end of a three-year performance period, based on achievement of performance goals and assuming that the participant remains employed by Terra. Upon vesting of a performance share grant, the holder is entitled to receive a number of shares ranging from 0% to 200% of the target number of shares subject to the award, based on achievement of ROCE. Individual performance does not play a part in determining the level of vesting. Except in the case of death, total disability or other special circumstances identified by the Compensation Committee, the performance share grants will be forfeited if employment terminates for any reason prior to vesting, except that in the event of a change in control of Terra, vesting of the performance share awards will immediately accelerate and the holder will be entitled to the greater of the target number of shares subject to the award and a number based on actual company performance prior to the change in control. In the event of termination of employment due to death, the holder will become entitled to a number of performance shares based on actual performance prior to death. In the event of termination of employment due to total disability, performance shares will continue to vest following termination based on achievement of performance goals. With regards to the performance shares held by Mr. Thompson, our Board determined that GrowHow UK Limited would be considered an employer for the purpose of the continued vesting of his equity awards.

2007 Restricted Share Awards

The restricted shares are subject to cliff vesting with 100% of the award vesting on the third anniversary of the grant date, assuming that the participant remains employed by Terra at such time. Except in the case of death, total disability or other special circumstances identified by the Compensation Committee, the restricted shares will be forfeited if employment terminates for any reason prior to vesting, except that vesting will accelerate in full in the event of a change in control of Terra. In the event of termination of employment due to death or total disability, the vesting of restricted shares will accelerate in full. With regards to the restricted shares held by Mr. Thompson, our Board determined that GrowHow UK Limited would be considered an employer for the purpose of the continued vesting of his equity awards.

D. Severance

Prior to 2006, we were a party to executive retention agreements with our senior executives that provided for payments and benefits in the event of a termination of employment following a change in control, but no executives were covered by employment agreements or other severance arrangements that established the level of payments and benefits to be provided in connection with a termination that was not related to a change in control. During this period, executive severance was generally determined through individual negotiations, which often led to a variety of inconsistent results. In 2006, the Compensation Committee decided that a standard form of severance agreement covering non-change in control severance was needed to promote additional stability, ensure equitable treatment and avoid the need for individual negotiations. At the same time, the Compensation Committee decided to review its change in control severance practices. In connection with the Compensation Committee’s review of our severance practices, Towers Perrin provided the Compensation Committee with information about severance benefits that are generally provided in the event of an involuntary termination of a senior executive’s employment, both in the change in control and non-change in control contexts.

Based on the Compensation Committee’s review, on October 5, 2006, we entered into employment severance agreements with each individual who was an executive officer of Terra at that time. In addition, we entered into an employment severance agreement with Mr. Huey in October 2006 when he became an executive officer.

All employment severance agreements with our executive officers are identical except that Mr. Bennett’s agreement provides for an initial term of five years rather than three, and the approval of three-quarters of our Board is required in order to terminate Mr. Bennett for “cause”. Our Compensation Committee considered these distinctions appropriate in order to reflect Mr. Bennett’s unique role within our company. For a thorough description of the material terms of the agreements with each of our named executive officers, see the narrative following the Summary Compensation Table beginning on page 24. For a description and quantification of the payments and benefits that may be provided to the named executive officers under these agreements, see “Post-Employment Payments” beginning on page 39.

The Compensation Committee selected the severance multiples and levels of benefits based on information that Towers Perrin provided in 2006 regarding current market practices relating to executive severance. Annually, the Compensation Committee considers and may extend the term of the agreements by one year. Should the Compensation Committee decide not to extend their terms, the agreements will expire two years thereafter, except that Mr. Bennett’s agreement will expire three years thereafter. In October 2008, the first annual extension will be considered by the Compensation Committee.

E. Defined Benefit Pension Plans

We no longer offer defined benefit pension plans to our employees. We do, however, maintain the Terra Industries Inc. Employees’ Retirement Plan, which is a tax-qualified defined benefit pension plan maintained for the benefit of all U.S. employees hired before July 1, 2003 (which includes each of our named executive officers, other than Messrs. Thompson, Greenwell or Huey).

On January 1, 1992, we adopted a supplemental executive retirement plan, which we refer to as the SERP. The Compensation Committee and the Board established the SERP so that certain management and highly compensated employees would not be ineligible for the benefits that would have been provided to them under our tax-qualified defined benefit pension plan but for the limits imposed by the Internal Revenue Code and the Employee Retirement Income Security Act. The SERP is an unfunded plan. Participants in the SERP have the status of unsecured creditors of Terra. As of December 31, 2007, the only named executive officers who had accrued benefits under the SERP were Messrs. Bennett, Meyer, Giesler and Sanders.

Mr. Thompson participates in the Terra Nitrogen (UK) Ltd. Pension Scheme, which is a pension plan maintained for the benefit of employees in the United Kingdom. On June 30, 2003, the defined benefit portion of the plan was frozen with respect to all future accruals, and all pension benefits under the plan began to accrue on a defined contribution plan basis.

For a description of the benefits accrued by each of our named executive officers under our defined benefit pension plans as of December 31, 2007, see the Pension Benefits table on page 35.

F. Defined Contribution Plans

We maintain a 401(k) plan, which is a tax-qualified defined contribution plan maintained for the benefit of all U.S. employees, including our named executive officers. The 401(k) plan permits employees to contribute a portion of their pay to the plan on a pre-tax basis. We also provide for a company matching contribution as well as a direct company contribution in the case of employees who are not eligible to participate in the Terra Industries Inc. Employees’ Retirement Plan. The amount of our 2007 contribution to the 401(k) on behalf of each of our named executive officers is set forth in the explanation of the All Other Compensation column of the Summary Compensation Table.

We established a nonqualified Supplemental Deferred Compensation Plan on December 20, 1993. Due to the substantial restrictions imposed by Section 409A of the Internal Revenue Code, on December 31, 2004, we froze the plan with respect to future deferrals. In general, the plan allowed participants to defer certain portions of annual base salary and annual incentive awards and to determine how to invest amounts deferred pursuant to the plan. The plan is unfunded. Participants in the plan have the status of unsecured creditors of Terra. As of December 31, 2007, the only named executive officers with an outstanding balance in the plan were Messrs. Giesler and Sanders.

G. Employee Welfare and Fringe Benefit Plans

Our named executive officers are eligible to participate in our welfare and fringe benefit plans on the same basis as all of our other full-time employees. These benefits include our medical, dental and vision plans, life insurance, short-term and long-term disability plans, business travel accident insurance, tuition reimbursement, healthcare spending accounts, and dependent care spending accounts. In addition, due to limitations on the level of base salary covered by our primary long-term disability policy and in order to provide executive officers with long-term disability coverage equal to 60% of base salary (which is the rate of coverage provided to all U.S. employees), we maintain supplemental long-term disability policies.

H.	Perquisites

The named executive officers are provided company-paid memberships in a local country club of their choice. We cover any costs associated with this perquisite, including taxes. This perquisite is provided in order to allow the executives to entertain business associates of Terra, such as partners in joint ventures, customers and suppliers. The named executive officers are also permitted to use the club amenities for personal and family activities.

V.	Other Matters

A.	Stock Ownership/Retention Guidelines

The Compensation Committee reviewed market data assembled by Towers Perrin to arrive at a recommendation with respect to stock ownership by our executive officers. The purpose of the guidelines is to encourage our executive officers to own and retain shares of our stock, thereby aligning their interests with those of our other stockholders. Although these guidelines are not mandatory, executive officers are strongly encouraged to follow them. However, special circumstances may require an executive officer to depart from the guidelines on occasion. Current ownership guidelines are as follows:

Chief Executive Officer	4 times annual base salary
Senior Vice Presidents	3 times annual base salary
Vice Presidents	1 times annual base salary

Fifty percent of unvested restricted shares will count toward the ownership guidelines prior to vesting. After satisfying the ownership guidelines described above, the executive officers are asked to hold an additional

50% of any shares awarded to them under our long-term incentive programs (including restricted shares and performance share grants) for a minimum of 12 months following vesting.

As of December 31, 2007, Mr. Bennett’s share ownership exceeded 20 times his annual base salary. The other named executive officers also exceeded their respective guideline multiples as of December 31, 2007.

In October 2007, our Board implemented share ownership guidelines for all non-employee directors of 20,000 shares for all except the Chairman, which guideline is 30,000 shares. All newly elected directors are to be allowed a five-year period from election to satisfy the new guidelines.

B.	Indemnity Agreements

Terra’s charter and bylaws provide indemnification for its officers and directors to the maximum extent permitted by law. In general, we will pay the costs of legal defense, settlements or judgments on behalf of the officer or director relating to actions taken in the course of employment or service with Terra, as long as conduct meets applicable standards. We have entered into Indemnity Agreements with the executive officers and directors, including the named executive officers. The agreements provide the maximum indemnity available under Maryland General Corporate Law, which is substantially the same as that provided under our charter and bylaws, and provide for certain procedural requirements in order to obtain indemnification, the timing of required determinations, indemnification payments, advancement of expenses, and the rights of officers and directors in the event that we fail to provide indemnification or to advance expenses.

C.	Role of Executive Officers in Determining Compensation

Executive officers who are directly involved in administering the executive compensation program include Mr. Bennett and Mr. Ewing, who is our Vice President, Investor Relations and Human Resources. Mr. Bennett is excluded from discussions and decisions regarding his own compensation. Mr. Ewing manages the administrative aspects of the Compensation Committee’s relationship with Towers Perrin, as well as the calculation and presentation to the Compensation Committee of proposed executive annual salaries, annual incentive awards, and long-term incentive awards. Mr. Ewing corresponds frequently with Mr. Fraser, the Chairman of our Compensation Committee. Mr. Ewing communicates frequently with Mr. Bennett in all matters relating to executive compensation, other than those matters that relate to Mr. Bennett’s own compensation. Mr. Ewing also occasionally relies on Mr. Greenwell, our Senior Vice President and Chief Financial Officer, to calculate and review Terra’s net income and return on capital employed (ROCE), which are the relevant performance measures under our Annual Incentive Plan and our long-term incentive program, respectively. Mr. Huey, Vice President, General Counsel and Corporate Secretary, is engaged with respect to legal and SEC issues relating to executive compensation, including reporting and disclosure issues.

Pursuant to its charter, the Compensation Committee is required to meet at least twice annually but will meet more frequently to the extent necessary. In 2007, the Compensation Committee met five times. Generally, executive officers who attend the meetings are Mr. Bennett, Mr. Ewing, and Mr. Huey, who acts as secretary of the meeting. Mr. Bennett and Mr. Ewing present the recommendations for any changes to compensation of our executive officers, except that no recommendations are made with respect to Mr. Bennett. Final decisions are made by the Compensation Committee in executive session, excluding all members of management. Decisions regarding Mr. Bennett are then communicated by Messrs. Slack and Fraser to Mr. Bennett and subsequently to Mr. Ewing. Mr. Ewing is responsible for implementing all approved changes. Decisions regarding the other executive officers are communicated by Mr. Bennett to Mr. Ewing.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in Terra’s annual report on Form 10-K and this proxy statement on Schedule 14A.

Members of the Compensation Committee
of the Board of Directors

Dod A. Fraser, Chairman
David E. Fisher
Peter S. Janson
Dennis McGlone

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of each of our named executive officers for the fiscal year ended December 31, 2007. The named executive officers are our Chief Executive Officer, current and former Chief Financial Officer and three other most highly compensated executive officers ranked by their total compensation in the table below. In addition, one officer whose employment with Terra ended in 2007 is included because his compensation for 2007 exceeded that of other named executive officers.

							Change in
							Pension Value
							& Non-qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name & Principal			Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	Salary ($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)(5)	($)(6)	Total ($)
M. Bennett,	2007	$540,385	$–	$2,770,201	$–	$1,468,500	$96,713	$24,166	$4,899,965
President & CEO	2006	$492,308	$–	$1,147,153	$–	$–	$80,572	$22,421	$1,742,453

D. Greenwell,	2007	$268,404	$1,250	$377,773	$–	$298,750	$–	$35,285	$981,462
SVP & CFO (7)	2006

F. Meyer,	2007	$346,923	$25,000	$795,406	$–	$525,000	$14,020	$20,600	$1,726,949
Executive Vice	2006	$332,615	$–	$432,857	$–	$–	$34,424	$26,733	$826,630
President and former SVP & CFO (8)

J. Giesler,	2007	$230,462	$–	$559,488	$–	$230,000	$26,366	$20,578	$1,066,894
SVP Commercial Operations	2006	$222,615	$–	$295,988	$–	$–	$31,718	$24,248	$574,570

R. Sanders, Jr.	2007	$216,154	$–	$456,517	$–	$245,000	$18,420	$21,777	$957,868
VP Manufacturing	2006	$197,692	$–	$233,094	$–	$–	$20,077	$23,540	$474,403

J. Huey	2007	$273,077	$–	$217,079	$–	$265,000	$–	$26,919	$782,075
VP, General Counsel & Corporate Secretary (9)	2006

P. Thompson,	2007	$261,154	$1,600	$464,238	$–	$278,400	$88,020	$29,346	$1,122,758
Former VP Sales & Marketing (10)	2006	$216,769	$–	$243,673	$–	$–	$67,169	$25,940	$553,551

(1)	Represents annual incentive plan payments in excess of the named executive officer’s maximum opportunity under the annual incentive plan.
(2)	Represents the compensation costs of equity grants for financial reporting purposes for the year under FAS 123R, rather than an amount paid to or realized by the named executive officer. See Terra’s Annual Report on Form 10-K for the assumptions made in determining FAS 123R values. The FAS 123R value as of the grant date for equity grants is spread over the number of months of service required for the grant to become non-forfeitable. For additional information about stock-based grants made in 2007, see the Grants of Plan-Based Awards table and accompanying footnotes and narrative.
(3)	Reflects the amount earned for 2007 performance under the annual incentive plan, up to the individual’s maximum incentive opportunity. Amounts in excess of the maximum opportunity are shown in the “Bonus” column. Amounts were earned in 2007 and paid in 2008.
(4)	In the case of each of our named executive officers other than Messrs. Greenwell, Huey and Thompson, amounts shown are solely an estimate of the increase for 2007 in the actuarial present value of the named executive officer’s age 65 accrued benefit under the Terra Industries Inc. Employees’ Retirement Plan (“Retirement Plan”) and, in the case of Messrs. Bennett, Meyer, Giesler and Sanders, under the Terra Industries Inc. Excess Benefit Plan (“SERP”). No amount is payable under these plans before a participant attains age 55. In the case of Mr. Thompson, the amount shown is an estimate of the increase for 2007 in the actuarial present value of his age 62 accrued benefit under the Terra Nitrogen (UK) Ltd. Pension Scheme (“UK Plan”). This value was determined using an exchange rate of £1 =$1.96. As of December 31, 2007, no amount was payable under this plan before a participant attained age 52.
(5)	Assumptions used to calculate the actuarial present value of the accrued benefits of the named executive officers are further described under Pension Benefits Table Narrative on page 36. The Change in Pension Value and Non-qualified Deferred Compensation Earnings Column also reports the amount of above market earnings on compensation that is deferred outside of tax-qualified plans. No amount is reported with respect to earnings on deferred compensation plans because above market rates are not permitted under the Supplemental Deferred Compensation Plan.
(6)	See “All Other Compensation” disclosure for details.
(7)	Mr. Greenwell was not a named executive officer in 2006.
(8)	Mr. Meyer held the title of SVP & CFO until August 1, 2007.
(9)	Mr. Huey was not a named executive officer in 2006.
(10)	The compensation amounts set forth above represent amounts paid to Mr. Thompson with respect to the entire year of 2007, even though Mr. Thompson left his position with Terra to become CEO of GrowHow UK Limited (“GrowHow UK”) on September 14, 2007. GrowHow UK is a joint venture between Terra and Kemira GrowHow Oyj. Terra owns 50% of the joint venture interests and considers GrowHow UK a subsidiary for SEC reporting purposes. All compensation that he received after September 14, 2007 is attributable to his service with GrowHow UK. Such compensation was paid by Terra to Mr. Thompson, and, except with regards to his incentive compensation and equity awards, Terra will be reimbursed for these amounts by GrowHow UK.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

		Registrant
		Contributions
	Perquisites &	to Defined		Tax
	Other Personal	Contribution	Insurance	Reimbursements
Name	Benefits(1)	Plans(2)	Premiums(3)	(4)	Other(5)	Total
M. Bennett, President & CEO	$6,120	$12,752	$1,354	$3,940	$—	$24,166
D. Greenwell, SVP & CFO	$7,711	$19,093	$395	$5,087	$2,999	$35,285
F. Meyer, EVP & Former SVP & CFO	$5,702	$9,294	$1,532	$4,072	$—	$20,600
J. Giesler, SVP Commercial Operations	$5,702	$10,878	$325	$3,673	$—	$20,578
R. Sanders, VP Manufacturing	$7,129	$9,792	$459	$4,397	$—	$21,777
J. Huey, VP, General Counsel & Corporate Secretary	$5,369	$19,783	$1,767	$—	$—	$26,919
P. Thompson, Former VP Sales & Marketing	$5,810	$19,105	$568	$3,863	$—	$29,346

(1)	Amounts include only country club dues for each executive.

(2)	Includes company contributions to each executive’s 401(k) account.

(3)	Includes group life insurance premiums for coverage in excess of $50,000.

(4)	Includes tax gross-ups paid by Terra in 2007 on perquisites and other benefits from 2006. These gross-ups are based only on taxes from company payment of country club dues for all of the named executive officers, with the exception of Mr. Greenwell. Mr. Greenwell’s gross-up also includes $2,032 related to moving expenses.

(5)	Includes taxable moving expenses.

Grants of Plan-Based Awards in 2007

The following table provides information on awards under the Annual Incentive Plan and restricted share and performance share awards granted in 2007 to each of our named executive officers. The amount of the performance share awards and restricted share awards that was expensed in 2007 is shown in the Summary Compensation Table on page 24.

										All Other	All Other
										Stock	Option	Exercise
										Awards:	Awards:	or Base		Grant Date
				Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Number of	Price of	Market	Fair Value of
			Type of	Non-Equity Incentive Plan Awards(4)			Equity Incentive Plan Awards(5)			Shares of	Securities	Option	Price on	Stock &
	Grant	Date of	Award	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Grant	Option
Name	Date(1)	Action(2)	(3)	($)	($)	($)	(#)	(#)	(#)	Units (#)(6)	Options (#)	($ / Sh)	Date	Awards(7)
M. Bennett,	25-Jul-07	24-Jul-07	RS							20,400	—	NA	$26.35	$537,540
President & CEO	28-Feb-07	27-Feb-07	PS				—	69,000	138,000				$17.45	$2,408,100
	27-Feb-07	—	AI	412,500	825,000	1,650,000								NA

D. Greenwell,	25-Jul-07	24-Jul-07	RS							7,200	—	NA	$26.35	$189,720
SVP & CFO	28-Feb-07	27-Feb-07	PS				—	10,400	20,800				$17.45	$362,960
	27-Feb-07	—	AI	74,688	149,375	298,750								NA

F. Meyer,	25-Jul-07	24-Jul-07	RS							9,100	—	NA	$26.35	$239,785
EVP and former	28-Feb-07	27-Feb-07	PS				—	15,300	30,600				$17.45	$533,970
SVP & CFO	27-Feb-07	—	AI	131,250	262,500	525,000								NA

J. Giesler,	25-Jul-07	24-Jul-07	RS							5,600	—	NA	$26.35	$147,560
SVP Commercial	28-Feb-07	27-Feb-07	PS				—	9,400	18,800				$17.45	$328,060
Operations	27-Feb-07	—	AI	69,600	139,200	278,400								NA

R. Sanders,	25-Jul-07	24-Jul-07	RS							5,300	—	NA	$26.35	$139,655
VP Manufacturing	28-Feb-07	27-Feb-07	PS				—	8,900	17,800				$17.45	$310,610
	27-Feb-07	—	AI	66,000	132,000	264,000								NA

J. Huey,	25-Jul-07	24-Jul-07	RS							6,600	—	NA	$26.35	$174,108
VP, Gen. Counsel &	28-Feb-07	27-Feb-07	PS				—	11,200	22,400				$17.45	$390,880
Corp. Secretary	27-Feb-07	—	AI	68,750	137,500	275,000								NA

P. Thompson,	04-Sep-07	31-Aug-07	RS							5,600	—	NA	$26.38	$147,728
Former VP Sales &	28-Feb-07	27-Feb-07	PS				—	9,400	18,800				$17.45	$328,060
Marketing	27-Feb-07	—	AI	69,600	139,200	278,400								NA

(1)	Reflects the date grants were actually made.
(2)	Reflects the date grants were approved by the Compensation Committee.
(3)	For purposes of this table, RS means a grant of Restricted Stock, PS means a grant of Performance Stock and AI means a grant under the Annual Incentive Plan.
(4)	Reflects grants made under Terra’s Annual Incentive Plan. Actual payouts under this plan are based on performance versus financial targets over the corresponding fiscal year and individual performance. Cash payouts are made after completion of the one-year performance period. Threshold awards are 50% of target and maximum awards are 200% of target.
(5)	Reflects grants of performance shares made under Terra’s long-term incentive performance plan. Actual payouts under this plan are based on performance versus financial targets over a three-year period and depend on actual performance versus targets over the performance period, except that in the event of a change in control, performance shares will be issued immediately at the higher of target or actual performance level for the quarters completed prior to the change in control. Threshold award is zero shares, and maximum award is 200% of targeted shares.
(6)	Reflects grants of restricted shares that have time-based vesting, which vest 100% on the third anniversary of the grant date or immediately upon a change in control.
(7)	Amounts reflect maximum payouts for the performance share grants and stock price on the date of grant.

The following is a description of material factors necessary to understand the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table. This description is intended to supplement the information discussed in the Compensation Discussion and Analysis.

Employment Severance Agreements

Background

On October 5, 2006, we entered into an employment severance agreement with each of our named executive officers other than Mr. Huey, with whom we entered into an employment severance agreement on October 25, 2006. Mr. Thompson’s employment severance agreement was terminated on September 14, 2007, when he left Terra to join GrowHow UK. The named executive officers were previously parties to executive retention agreements with us, which provided for severance and other benefits in the event of a termination of employment following a change in control. The new employment severance agreements supersede and replace the executive retention agreements and provide for severance and other benefits in the event of a termination of employment under circumstances that are both related to and unrelated to a change in control.

Term

Each employment severance agreement has a three-year term, with the exception of the agreement with Mr. Bennett, which has a five-year term. The term may be extended for additional one-year periods in the Board’s sole discretion. The employment severance agreements may not be terminated during the two-year period following a change in control of Terra without the executive’s consent.

Severance and Post-Termination Benefits

The employment severance agreements provide that the executives will be entitled to certain compensation and benefits upon a qualifying termination of employment. The extent and nature of the compensation and benefits are identified and quantified in the disclosure entitled “Post-Employment Payments”, which appears on page 39 of this proxy statement.

Excise Tax Gross-Up

The employment severance agreements provide that the executives will be entitled to a gross-up payment to make the executives whole for any excise taxes imposed as a result of Section 280G of the Internal Revenue Code. Entitlement to a gross-up payment is not contingent on an executive’s termination of employment. The estimated amount of the excise tax gross-up for each named executive officer is quantified in the disclosure entitled “Post-Employment Payments”, which appears on page 39 of this proxy statement.

Restrictive Covenants

The employment severance agreements contain restrictive covenants that apply following termination of a named executive officer’s employment with Terra and are described in the disclosure entitled “Post-Employment Payments”, which appears on page 39 of this proxy statement.

Annual Incentive Compensation

2007 Officer and Key Employee Incentive Plan

We maintain an Annual Incentive Plan in which our officers and other key employees selected by Mr. Bennett are entitled to participate. As described in the Compensation Discussion and Analysis, the Annual Incentive Plan provides participants, including the named executive officers, the opportunity to earn annual cash incentive awards based upon the achievement of certain performance goals. Awards are paid from a pool established by the Compensation Committee. Funding of the pool for 2007 was based on performance targets relating to net income. A description of performance target levels and corresponding funding levels is set forth in the Compensation Discussion and Analysis.

Each named executive officer’s threshold, target and maximum incentive award amounts are disclosed in the Grants of Plan-Based Awards table. Annual incentive payments may be increased or decreased based on individual performance. Payment of an annual incentive award is made as soon as practicable following our determination of whether and to what extent performance goals have been satisfied, subject to approval by the Compensation Committee. Generally, in order to be entitled to receive an annual incentive award payment, an employee must be employed during the applicable fiscal year and until the date of payment. However, the Compensation Committee made an exception for Mr. Thompson, who became the CEO of GrowHow UK (a joint venture of which Terra owns 50%) on September 14, 2007, due to the crucial role that he played in the development of GrowHow UK and in the first months after its formation, and awarded Mr. Thompson his full annual incentive payment for 2007.

For 2007, our Compensation Committee set the following target annual incentive award amounts for the named executive officers:

•	Mr. Bennett’s target annual incentive award was equal to 150% of base salary;

•	Mr. Meyer’s target annual incentive award was equal to 75% of base salary;

•	The target annual incentive award for each of Messrs. Greenwell, Giesler, Sanders and Thompson was equal to 60% of base salary; and

•	Mr. Huey’s target annual incentive award was equal to 50% of base salary.

Mr. Greenwell’s target annual incentive award was increased from 50% to 60% of his base salary in August 2007, when he was promoted to the position of Chief Financial Officer.

In 2007, Terra exceeded the maximum level of performance under the Annual Incentive Plan, and therefore the incentive pool was funded at the maximum level. Each of our named executive officers was eligible to receive an amount of up to 200% of their target annual incentive award amounts. The actual awards granted to each of our named executive officers was determined by our Compensation Committee, based on its determination of each named executive officer’s fulfillment of his individual performance goals. For each of Messrs. Bennett, Giesler, Sanders and Huey, the Compensation Committee, in its discretion, granted an award that was less than such executive’s maximum target level. For each of Messrs. Greenwell, Meyer and Thompson, the Compensation Committee, in its discretion, granted an award that was greater than such executive’s maximum target level. This result is reflected in the Non-Equity Incentive Plan Compensation and Bonus columns of the Summary Compensation Table.

Long-Term Incentive Awards

We maintain the Terra Industries Inc. Stock Incentive Plan of 2002, which we refer to as the 2002 Plan, and the 2007 Omnibus Incentive Compensation Plan, which we refer to as the 2007 Plan, under which the Compensation Committee may grant to the named executive officers, as well as other eligible employees, stock options, stock appreciation rights, restricted shares, performance shares and other forms of stock-based compensation.

2007 Long-Term Incentive Grants

For 2007, the Compensation Committee granted each of our named executive officers an award based on a combination of restricted shares and performance shares. Each named executive officer’s target grant was determined as a percentage of base salary. For 2007, our Compensation Committee set the following target long-term incentive award values for the named executive officers:

•	Mr. Bennett’s target long-term incentive award was equal to 300% of base salary;

•	The target long-term incentive award for Mr. Meyer was equal to 140% of base salary; and

•	The target long-term incentive award for Messrs. Greenwell, Giesler, Sanders, Huey and Thompson was equal to 130% of base salary.

With the exception of Mr. Bennett, all executive officers were expected to receive one half of their grants in the form of restricted shares and the other half in the form of performance share grants. Mr. Bennett received one-third of his grant in restricted shares and two-thirds in performance share grants. In all cases, the number of shares subject to the grant was calculated by dividing the target dollar value of the award by the average of Terra’s closing stock price during the twenty trading days prior to the date that the awards were approved by the Compensation Committee. The average stock price was rounded to the nearest fifty cents, and the target number of shares was rounded to the nearest 100 shares, except that in the case of awards granted to Mr. Bennett, the target number of shares was rounded to the nearest 1,000 shares.

The number of shares of Terra common stock subject to each grant and the grant date fair value of these awards is reflected in the Grants of Plan-Based Awards table. The accounting cost recognized in 2007 with respect to outstanding equity grants is reflected in the Summary Compensation Table.

•	Restricted share grants. We granted restricted shares to each of our named executive officers other than Mr. Thompson on July 25, 2007. We granted restricted shares to Mr. Thompson on September 4, 2007. The principal terms and conditions of these grants are described below.

–	Vesting. Each restricted share grant is subject to cliff vesting with respect to 100% of the restricted shares subject to the award on the third anniversary of the grant date. However, in the event of a change in control of Terra (within the meaning of the restricted share award agreements) or termination of employment due to death or total disability, all restricted shares will become immediately vested. The Compensation Committee has the authority to extend or accelerate the vesting period at any time, in its discretion.

–	Forfeiture. Upon an executive’s termination of employment for any reason other than death, total disability or such other circumstances as determined by the Compensation Committee in its sole discretion, any unvested restricted shares held by the executive will be immediately forfeited and terminated. With regards to the restricted shares held by Mr. Thompson, our Board determined that GrowHow UK would be considered an employer for the purpose of the continued vesting of his equity awards.

–	Voting and Dividend Rights. Holders of restricted shares are entitled to all rights of a stockholder of Terra, including the right to vote and receive dividends with respect to the restricted shares. However, if any distribution is made to our stockholders other than a cash dividend, then any securities or other property received by other stockholders will be subject to the same restrictions applicable to the restricted shares.

•	Performance share grants. We granted performance shares to each of our named executive officers on February 28, 2007. The principal terms and conditions of these grants are described below.

–	Vesting. Each performance share grant is subject to cliff vesting with respect to all shares subject to the award after December 31, 2009, based on achievement of the performance goals during the period from January 1, 2007 through December 31, 2009, as described in the Compensation Discussion and Analysis. Upon vesting, a holder will become entitled to receive a number of shares ranging from 0% to 200% of the target number of shares subject to the award, based on achievement of performance goals. In the event of a change in control of Terra (within the meaning of the performance share award agreements), vesting of performance share awards will immediately accelerate and the holder will be entitled to the greater of the target number of shares subject to the award and a number based on actual company performance prior to the change in control. In the event of termination of employment due to death, the holder will become entitled to a number of performance shares based on actual performance prior to death. In the event of termination of employment due to total disability, performance shares will continue to vest following termination based on achievement of performance goals. In special circumstances, as determined by the Compensation Committee, the Compensation Committee may extend the period for earning all or a portion of a holder’s performance shares. With regards to the performance shares held by Mr. Thompson, our Board determined that GrowHow UK would be considered an employer for the purpose of the continued vesting of his equity awards.

–	Forfeiture. Upon an executive’s termination of employment prior to the end of the performance period for any reason other than death, total disability or such other circumstances as determined by the Compensation Committee in its sole discretion, any unvested performance shares held by the executive will be immediately forfeited and terminated.

Pre-2007 Long-Term Incentive Grants

In accordance with applicable disclosure rules, the Stock Awards column of the Summary Compensation Table reflects the amounts that we recognized as an accounting expense for 2007 in connection with restricted shares and performance share awards granted in 2007 and in prior years. An expense was recognized in 2007 for prior-year awards granted in 2004, 2005 and 2006. We granted time-based restricted shares in 2004, 2005 and 2006 on terms and conditions that are substantially the same as the grants made in 2007 and described above. We also made performance share grants in 2005 and 2006. These grants, which were made on July 29, 2005 and February 17, 2006, were subject to three-year performance periods ending on December 31, 2007 and December 31, 2008, respectively.

Retirement Benefits

Defined Benefit Pension Plans

We maintain a U.S. tax-qualified defined benefit plan, an excess benefit plan, which we refer to as the SERP, and a U.K. defined benefit plan, each of which covers certain named executive officers. For a description of the material terms of these plans and the present value of each named executive officer’s accumulated benefits under these plans as of December 31, 2007, see the Pension Benefit Table and accompanying disclosure, beginning on page 35.

Defined Contribution Plans

We maintain a 401(k) plan, which is a tax-qualified defined contribution plan maintained for the benefit of all U.S. employees, including each of our named executive officers. The 401(k) plan permits employees to contribute a portion of eligible pay to the plan on a pre-tax basis. During 2007, we matched 100% of the first 3% of eligible compensation that an employee contributed to the 401(k) plan and 60% of the next 3% of pay contributed. In addition, in the case of employees hired after June 30, 2003 and who are therefore ineligible to participate in the U.S. tax-qualified defined benefit plan, we made an additional non-elective contribution for 2007 equal to 3.2% of eligible compensation. The amount of our 2007 contribution to the 401(k) on behalf of each of our named executive officers is set forth in the explanation of the All Other Compensation column of the Summary Compensation Table.

Outstanding Equity Awards at 2007 Fiscal Year-End

Option Awards

The following table provides information on the holdings of stock option and stock awards by each of our named executive officers as of December 31, 2007.

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive		Equity Incentive
			Plan Awards:						Plan Awards:		Plan Awards:
	Number of	Number of	Number of						Number of		Market or Payout
	Securities	Securities	Securities					Market Value of	Unearned		Value of Unearned
	Underlying	Underlying	Underlying			Number of Shares		Shares or Units	Shares, Units or		Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		or Units of Stock		of Stock That	Other Rights		Other Rights That
	Options (#)	Options (#) Un-	Unearned Options	Exercise	Option Expiration	That Have Not		Have Not	That Have Not		Have Not Vested
Name	Exercisable	exercisable	(#)	Price ($)	Date	Vested (#)		Vested ($)(1)	Vested (#)		($)(1)
M. Bennett,						54,000	(3)	$2,579,040
President & CEO						77,000	(4)	$3,677,520
						20,400	(5)	$974,304
									308,000	(6)	$14,710,080
									138,000	(7)	$6,590,880

D. Greenwell, SVP &						9,579	(2)	$457,493
CFO						7,500	(3)	$358,200
						21,400	(4)	$1,022,064
						7,200	(5)	$343,872
									42,800	(6)	$2,044,128
									20,800	(7)	$993,408

F. Meyer,						32,500	(3)	$1,552,200
EVP and former SVP						32,100	(4)	$1,533,096
& CFO						9,100	(5)	$434,616
									64,200	(6)	$3,066,192
									30,600	(7)	$1,461,456

J. Giesler,						25,000	(3)	$1,194,000
SVP Commercial						24,100	(4)	$1,151,016
Operations						5,600	(5)	$267,456
									48,200	(6)	$2,302,032
									18,800	(7)	$897,888

R. Sanders, VP						18,500	(3)	$883,560
Manufacturing						20,000	(4)	$955,200
						5,300	(5)	$253,128
									40,000	(6)	$1,910,400
									17,800	(7)	$850,128

J. Huey, VP, General						24,000	(4)	$1,146,240
Counsel & Corporate						6,600	(5)	$315,216
Secretary									11,200	(7)	$534,912

P. Thompson, former						18,500	(3)	$883,560
VP Sales &						20,100	(4)	$959,976
Marketing						5,600	(5)	$267,456
									40,200	(6)	$1,919,952
									18,800	(7)	$897,888

See footnotes on following page.

(1)	Based on a year-end closing price of $47.76 per share.
(2)	Mr. Greenwell was awarded an off-cycle grant of restricted shares upon his hiring in April 2005. These restricted shares will time-vest on April 7, 2008 or earlier upon a change-in-control.
(3)	Restricted shares will time-vest on July 30, 2008 or earlier upon a change-in-control.
(4)	Restricted shares will time-vest on August 3, 2009 or earlier upon a change-in-control.
(5)	Restricted shares will time vest on July 26, 2010 or earlier upon a change-in-control.
(6)	This performance plan cycle will end December 31, 2008. The actual number of shares issued subsequent to that time will depend on actual performance versus targets over the performance period, except that in the event of a change in control, performance shares will be issued immediately at the higher of target or actual performance level for the quarters completed prior to the change in control. The threshold award is zero; therefore, the number of shares and market value shown in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested column and the Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested column are based on performance through December 31, 2007 (200% of target) for the 2006 performance plan grant.
(7)	This performance plan cycle will end December 31, 2009. The actual number of shares issued subsequent to that time will depend on actual performance versus targets over the performance period, except that in the event of a change in control, performance shares will be issued immediately at the higher of target or actual performance level for the quarters completed prior to the change in control. The threshold award is zero; therefore, the number of shares and market value shown in the Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested column and the Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested column are based on performance through December 31, 2007 (200% of target) for the 2007 performance plan grant.

Option Exercises and Stock Vested

The following table provides information, for each of our named executive officers, on the number of restricted shares that became vested in 2007 and the value realized before payment of any applicable withholding taxes and broker commissions.

	Option Awards		Stock Awards
	Number of
	Shares Acquired		Number of Shares
	on Exercise	Value Realized on	Acquired on Vesting	Value Realized on
Name	(#)(1)	Exercise ($)(2)	(#)(3)	Vesting ($)(4)
M. Bennett, President & CEO	136,000	1,916,920	80,000	1,940,800
D. Greenwell, SVP & CFO	–	–	–	–
F. Meyer, EVP and former SVP & CFO	100,000	3,140,500	60,000	1,455,600
J. Giesler, SVP Commercial Operations	3,600	37,818	30,000	727,800
R. Sanders, VP Manufacturing	3,600	31,086	25,000	606,500
J. Huey, VP, General Counsel & Corporate Secretary	–	–	–	–
P. Thompson, former VP Sales & Marketing	10,000	121,350	30,000	727,800

(1)	Reflects stock options exercised in 2007
(2)	Based on the intrinsic value of stock option at date of exercise.
(3)	Reflects time-vesting restricted shares vesting on July 30, 2007. These shares were granted on July 27, 2004.
(4)	Based on the market price at date of vesting of $24.26.

Pension Benefits in Fiscal Year 2007

The following table sets forth information on the pension benefits for each of our named executive officers as of December 31, 2007.

		Number of Years	Present Value of	Payments
		Credited Service	Accumulated	During Last
Name	Plan Name	(#)(1)	Benefit ($)(2)	Fiscal Year ($)
M. Bennett, President & CEO	Terra Industries Inc. Employees’ Retirement Plan	35	$529,463	$–
	Terra Industries Inc. Excess Benefit Plan	35	$658,581	$–

D. Greenwell, SVP & CFO(3)	–	–	$–	$–

F. Meyer, EVP and former SVP & CFO	Terra Industries Inc. Employees’ Retirement Plan	26	$423,706	$–
	Terra Industries Inc. Excess Benefit Plan	26	$229,472	$–

J. Giesler, SVP Commercial	Terra Industries Inc. Employees’ Retirement Plan	26	$189,438	$–
Operations	Terra Industries Inc. Excess Benefit Plan	26	$4,246	$–

R. Sanders, VP Manufacturing	Terra Industries Inc. Employees’ Retirement Plan	14	$136,405	$–
	Terra Industries Inc. Excess Benefit Plan	14	$4,612	$–

J. Huey, VP, General Counsel & Corporate Secretary(4)	–	–	$–	$–

P. Thompson, former VP Sales & Marketing	Terra Nitrogen (UK) Ltd. Pension Scheme	28	$1,024,963	$–

(1)	Except in the case of Mr. Giesler, credited service is the period of the executive’s actual service with Terra. In the case of Mr. Giesler, credited service commenced on August 1, 1987, which was the date Mr. Giesler became employed by Freeport McMoran Inc. (FMI). FMI owned Agricultural Minerals and Chemicals Inc., which was acquired by Terra. Mr. Giesler’s benefits under the Retirement Plan are offset by benefits under the FMI defined benefit pension plan.
(2)	Actuarial present value for the Retirement Plan and SERP was determined in accordance with the following assumptions:
• Discount rate equals 6.44%.
• Postretirement mortality was projected using the RP2000CH table projected to 2013 using Scale AA.
• Employees are assumed to have elected benefits in the form of a single life annuity.
• Benefits commence at age 65.
The Actuarial present value for the UK Plan was determined in accordance with the following assumptions:
• Discount rate equals 7%.
• The exchange rate for calculating the benefit was £1 =$1.96.
• Postretirement mortality was projected using the PA92(C=2010) table.

• Mr. Thompson is assumed to have elected benefits in the form of a joint life annuity. Upon Mr. Thompson’s death, his surviving spouse, if applicable, would be entitled to his full pension benefits for a period of 5 years. Thereafter, Mr. Thompson’s surviving spouse, if applicable, would be entitled to 52.5% of Mr. Thompson’s annual pension benefit until her death.

• Benefits commence at age 62.

(3)	Mr. Greenwell is not a participant in the Terra Industries Inc. Employees’ Retirement Plan or Excess Benefit Plan.
(4)	Mr. Huey is not a participant in the Terra Industries Inc. Employees’ Retirement Plan or Excess Benefit Plan.

We maintain a U.S. tax-qualified defined benefit plan (the Terra Industries Inc. Employees’ Retirement Plan or the “Retirement Plan”) for the benefit of all U.S. employees hired before July 1, 2003, including each of our named executive officers except Messrs. Greenwell, Huey and Thompson. The Retirement Plan is closed to employees hired on or after July 1, 2003.

We also maintain an excess benefit plan (the “SERP”) and the Terra Nitrogen (UK) Ltd. Pension Scheme (the “UK Plan”), which is a U.K. defined benefit plan. The purpose of the SERP is to restore those benefits that a participant would otherwise lose in the tax-qualified plan due to Internal Revenue Code compensation limits and benefit limits.

On June 30, 2003, the defined benefit portion of the UK Plan was frozen with respect to all future accruals, and all pension benefits under the plan began to accrue on a defined contribution plan basis.

Retirement Plan

Benefit Accrual Formula

The Retirement Plan provides an unreduced single life annuity at age 65 equal to an amount which:

Multiplies

•	1.55% of the highest 60 month average pensionable compensation by
•	Years of credited service and

Subtracts

•	0.6% of the highest 60 month average pensionable compensation up to the social security compensation limit multiplied by years of credited service (up to a maximum of 35 years).

Prior to 2004, pensionable compensation included total salary and wages paid to the participant for services rendered in the period considered as service, including bonuses, overtime, commissions and salary deferrals under a Section 401(k) or Section 125 plan. Effective January 1, 2004, bonuses are no longer considered as part of pensionable compensation.

Vesting

An employee hired prior to July 1, 2003 became eligible to participate once he or she had completed a 12 consecutive month period of at least 1,000 hours of service. Benefits under the Retirement Plan cliff vest after five years of service.

Early Retirement

Eligibility for early retirement under the Retirement Plan is age 55 with 5 years of vesting service. For a participant who commences pension benefits directly from active status, the early retirement reductions are 3% per year from age 65, 10% per year from age 60, 8% per year from age 59, 6% per year from age 58 and 5% per year from age 56. All other participants who commence pension benefits prior to age 65 are subject to an actuarial reduction of 6.67% per year from age 65 and 3.33% per year from age 60. As of the date of this proxy statement, only Mr. Meyer is eligible for early retirement under the Retirement Plan.

Forms of Benefit

Participants in the Retirement Plan generally can choose among the following optional forms of benefit:

•	Single life annuity
•	50% joint and survivor annuity
•	75% joint and survivor annuity

•	100% joint and survivor annuity
•	10 year or 15 year certain and life annuity
•	Social Security level income benefit.

Each option is provided on an actuarially equivalent basis.

SERP

The Retirement Plan benefits are limited by various constraints by the Internal Revenue Code. The SERP is an unfunded plan maintained to provide benefits to a certain group of management and highly compensated employees. The terms of the SERP, as they relate to our named executive officers, with respect to benefit accrual formula, vesting, early retirement and forms of benefit are the same as the Retirement Plan, except that under the SERP, pensionable compensation is not subject to the limits imposed by the Internal Revenue Code and deferred compensation is not excluded from the definition of pensionable compensation under the SERP.

UK Plan

Benefit Accrual Formula

Benefits accrued under the UK Plan until it was frozen on June 30, 2003. No benefits have accrued since that date. Prior to the date on which it was frozen, the UK Plan provided participants with a joint life annuity upon retirement equal to an amount which:

Multiplied

•	2.2% of Final Pensionable Salary up to £11,250 plus 1.83% of Final Pensionable Salary beyond £11,250 by
•	Years of credited service up until June 30, 2003

Subtracted

•	State Pension Element

“Final Pensionable Salary” means the greater of (i) annual remuneration, excluding any profit sharing arrangements, for the 12 months ending June 30, 2003 or (ii) the highest annual remuneration, excluding profit sharing arrangements, in the 10 years prior to June 30, 2003.

“State Pension Element” means generally 2% of the UK Basic State Pension.

Early Retirement

Under recently enacted UK law, the early retirement age will be raised from 50 to 55 effective April 6, 2010. Terra began implementing this increase in annual one-year increments beginning on April 6, 2006. Therefore, as of December 31, 2007, eligibility for early retirement under the UK Plan was age 52. Additionally, early retirement requires 10 years of service and employer consent, provided that consent is not required upon retirement after the age of 60 as long as the member has sufficient service under the UK Plan. Pension benefits are reduced by 4% per year for each year prior to age 62. As of the date of this proxy statement, Mr. Thompson was eligible for early retirement under the UK Plan.

Forms of Benefit

Participants in the UK Plan generally can choose between the following optional forms of benefit:

•	Joint life annuity
•	Joint life annuity with initial lump sum payment

Each option is provided on an actuarially equivalent basis.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Aggregate
	in Last FY	in Last FY	Last FY	Distributions	Balance at
Name	($)(1)	($)(1)	($)(1)	($)	Last FYE ($)
M. Bennett, President & CEO	$–	$–	$–	$–	$–

D. Greenwell, SVP & CFO	$–	$–	$–	$–	$–

F. Meyer, EVP and former SVP & CFO	$–	$–	$–	$–	$–

J. Giesler, SVP Commercial Operations	$–	$–	$2,225	$–	$38,871

R. Sanders, VP Manufacturing	$–	$–	$9,977	$–	$224,142

J. Huey, VP, General Counsel & Corporate Secretary	$–	$–	$–	$–	$–

P. Thompson, Former VP Sales & Marketing	$–	$–	$–	$–	$–

(1)	The deferred compensation plan was frozen prior to 2007. See the narrative accompanying this table for more detail about this plan.

The Nonqualified Deferred Compensation table shows information about our Supplemental Deferred Compensation Plan, which was frozen with respect to future deferrals on December 31, 2004. In general, prior to January 1, 2005, the plan allowed participants to defer up to 20% of the participant’s annual base salary and 20% of the participant’s annual cash incentive awards and to determine how to invest amounts deferred pursuant to the plan.

Participants with notional account balances remaining under the Supplemental Deferred Compensation Plan are permitted to invest their balances in various mutual funds. Participants are permitted to make unlimited changes to their investment alternatives under the Supplemental Deferred Compensation Plan.

For 2007, the value of Mr. Giesler’s account balance increased by 6% and the value of Mr. Sanders’ account balance increased by 5%. Such changes were solely attributable to investment gains.

Post-Employment Payments

This section describes and quantifies potential payments that may be made to each named executive officer at, following, or in connection with the resignation, severance, retirement, or other termination of the named executive officer’s employment or a change in control of Terra.

M. Bennett, President & CEO
					Qualifying		Change in
					Termination	Change in	Control &
					Unrelated to a	Control Without	Qualifying
	Death	Disability	For Cause	Voluntary	Change in Control	Termination	Termination
Cash Severance	$–	$–	$–	$–	$2,062,500	$–	$2,750,000
Equity
Restricted Shares	$7,230,864	$7,230,864	$–	$–	$–	$7,230,864	$7,230,864
Performance Share Awards	$21,300,960	$–	$–	$–	$–	$21,300,960	$21,300,960
Unexercisable Options	$–	$–	$–	$–	$–	$–	$–
Total	$28,531,824	$7,230,864	$–	$–	$–	$28,531,824	$28,531,824
Retirement Benefits
DB Plan	$–	$–	$–	$–	$–	$–	$307,018
DC Plan	$–	$–	$–	$–	$–	$–	$–
Total	$–	$–	$–	$–	$–	$–	$307,018
Unvested Deferred Compensation	$–	$–	$–	$–	$–	$–	$–
Other Benefits
Health & Welfare	$–	$–	$–	$–	$15,387	$–	$15,387
Outplacement	$–	$–	$–	$–	$64,141	$–	$64,141
Perquisites	$–	$–	$–	$–	$–	$–	$–
Long-Term Disability	$–	$1,378,157	$–	$–	$–	$–	$–
Tax Gross-Ups	$–	$–	$–	$–	$–	$7,013,472	$8,852,635
Total	$–	$1,378,157	$–	$–	$79,528	$7,013,472	$8,932,163

Total	$28,531,824	$8,609,021	$–	$–	$2,142,028	$35,545,296	$40,521,005

D. Greenwell, SVP & CFO
					Qualifying		Change in
					Termination	Change in	Control &
					Unrelated to a	Control Without	Qualifying
	Death	Disability	For Cause	Voluntary	Change in Control	Termination	Termination
Cash Severance	$–	$–	$–	$–	$720,000	$–	$960,000
Equity
Restricted Shares	$2,181,629	$2,181,629	$–	$–	$–	$2,181,629	$2,181,629
Performance Share Awards	$3,037,536	$–	$–	$–	$–	$3,037,536	$3,037,536
Unexercisable Options	$–	$–	$–	$–	$–	$–	$–
Total	$5,219,165	$2,181,629	$–	$–	$–	$5,219,165	$5,219,165
Retirement Benefits
DB Plan	$–	$–	$–	$–	$–	$–	$–
DC Plan	$–	$–	$–	$–	$–	$–	$–
Total	$–	$–	$–	$–	$–	$–	$–
Unvested Deferred Compensation	$–	$–	$–	$–	$–	$–	$–
Other Benefits
Health & Welfare	$–	$–	$–	$–	$28,764	$–	$28,764
Outplacement	$–	$–	$–	$–	$34,986	$–	$34,986
Perquisites	$–	$–	$–	$–	$–	$–	$–
Long-Term Disability	$–	$1,158,250	$–	$–	$–	$–	$–
Tax Gross-Ups	$–	$–	$–	$–	$–	$1,087,451	$1,644,292
Total	$–	$1,158,250	$–	$–	$63,750	$1,087,451	$1,708,042

Total	$5,219,165	$3,339,879	$–	$–	$783,750	$6,306,616	$7,887,207

F. Meyer, EVP and former SVP & CFO
					Qualifying		Change in
					Termination	Change in	Control &
					Unrelated to a	Control Without	Qualifying
	Death	Disability	For Cause	Voluntary	Change in Control	Termination	Termination
Cash Severance	$–	$–	$–	$ –	$918,750	$–	$1,225,000
Equity
Restricted Shares	$3,519,912	$3,519,912	$–	$ –	$–	$3,519,912	$3,519,912
Performance Share Awards	$4,527,648	$–	$–	$ –	$–	$4,527,648	$4,527,648
Unexercisable Options	$–	$–	$–	$ –	$–	$–	$–
Total	$8,047,560	$3,519,912	$–	$ –	$–	$8,047,560	$8,047,560
Retirement Benefits
DB Plan	$–	$–	$–	$ –	$–	$–	$186,750
DC Plan	$–	$–	$–	$ –	$–	$–	$–
Total	$–	$–	$–	$ –	$–	$–	$186,750
Unvested Deferred Compensation	$–	$–	$–	$ –	$–	$–	$–
Other Benefits
Health & Welfare	$–	$–	$–	$ –	$15,387	$–	$15,387
Outplacement	$–	$–	$–	$ –	$40,817	$–	$40,817
Perquisites	$–	$–	$–	$ –	$–	$–	$–
Long-Term Disability	$–	$1,113,994	$–	$ –	$–	$–	$–
Tax Gross-Ups	$–	$–	$–	$ –	$–	$1,493,453	$2,377,205
Total	$–	$1,113,994	$–	$ –	$56,204	$1,493,453	$2,433,409

Total	$8,047,560	$4,633,906	$–	$ –	$974,954	$9,541,013	$11,892,719

J. Giesler, SVP Commercial Operations
						Qualifying		Change in
						Termination	Change in	Control &
						Unrelated to a	Control Without	Qualifying
	Death	Disability	For Cause		Voluntary	Change in Control	Termination	Termination
Cash Severance	$–	$–		$–	$–	$556,800	$–	$742,400
Equity
Restricted Shares	$2,612,472	$2,612,472		$–	$–	$–	$2,612,472	$2,612,472
Performance Share Awards	$3,199,920	$–		$–	$–	$–	$3,199,920	$3,199,920
Unexercisable Options	$–	$–		$–	$–	$–	$–	$–
Total	$5,812,392	$2,612,472		$–	$–	$–	$5,812,392	$5,812,392
Retirement Benefits
DB Plan	$–	$–		$–	$–	$–	$–	$69,749
DC Plan	$–	$–		$–	$–	$–	$–	$–
Total	$–	$–		$–	$–	$–	$–	$69,749
Unvested Deferred Compensation	$–	$–		$–	$–	$–	$–	$–
Other Benefits
Health & Welfare	$–	$–		$–	$–	$15,387	$–	$15,387
Outplacement	$–	$–		$–	$–	$27,056	$–	$27,056
Perquisites	$–	$–		$–	$–	$–	$–	$–
Long-Term Disability	$–	$573,280		$–	$–	$–	$–	$–
Tax Gross-Ups	$–	$–		$–	$–	$–	$1,109,066	$1,610,584
Total	$–	$573,280	$		$–	$42,443	$1,109,066	$1,653,027

Total	$5,812,392	$3,185,752		$–	$–	$599,243	$6,921,458	$8,277,568

R. Sanders, VP Manufacturing
					Qualifying		Change in
					Termination	Change in	Control &
					Unrelated to a	Control Without	Qualifying
	Death	Disability	For Cause	Voluntary	Change in Control	Termination	Termination
Cash Severance	$–	$–	$–	$–	$528,000	$–	$704,000
Equity
Restricted Shares	$2,091,888	$2,091,888	$–	$–	$–	$2,091,888	$2,091,888
Performance Share Awards	$2,760,528	$–	$–	$–	$–	$2,760,528	$2,760,528
Unexercisable Options	$–	$–	$–	$–	$–	$–	$–
Total	$4,852,416	$2,091,888	$–	$–	$–	$4,852,416	$4,852,416
Retirement Benefits
DB Plan	$–	$–	$–	$–	$–	$–	$50,015
DC Plan	$–	$–	$–	$–	$–	$–	$–
Total	$–	$–	$–	$–	$–	$–	$50,015
Unvested Deferred Compensation	$–	$–	$–	$–	$–	$–	$–
Other Benefits
Health & Welfare	$–	$–	$–	$–	$21,775	$–	$21,775
Outplacement	$–	$–	$–	$–	$25,657	$–	$25,657
Perquisites	$–	$–	$–	$–	$–	$–	$–
Long-Term Disability	$–	$709,953	$–	$–	$–	$–	$–
Tax Gross-Ups	$–	$–	$–	$–	$–	$974,231	$1,442,296
Total	$–	$709,953	$–	$–	$47,432	$974,231	$1,489,728

Total	$4,852,416	$2,801,841	$–	$–	$575,432	$5,826,647	$7,096,159

J. Huey, VP, General Counsel & Corporate Secretary
					Qualifying		Change in
					Termination	Change in	Control &
					Unrelated to a	Control Without	Qualifying
	Death	Disability	For Cause	Voluntary	Change in Control	Termination	Termination
Cash Severance	$–	$–	$ –	$ –	$618,750	$–	$825,000
Equity
Restricted Shares	$1,461,456	$1,461,456	$ –	$ –	$–	$1,461,456	$1,461,456
Performance Share Awards	$1,069,824	$–	$ –	$ –	$–	$1,069,824	$1,069,824
Unexercisable Options	$–	$–	$ –	$ –	$–	$–	$–
Total	$2,531,280	$1,461,456	$ –	$ –	$–	$2,531,280	$2,531,280
Retirement Benefits
DB Plan	$–	$–	$ –	$ –	$–	$–	$–
DC Plan	$–	$–	$ –	$ –	$–	$–	$–
Total	$–	$–	$ –	$ –	$–	$–	$–
Unvested Deferred Compensation	$–	$–	$ –	$ –	$–	$–	$–
Other Benefits
Health & Welfare	$–	$–	$ –	$ –	$15,387	$–	$15,387
Outplacement	$–	$–	$ –	$ –	$32,071	$–	$32,071
Perquisites	$–	$–	$ –	$ –	$–	$–	$–
Long-Term Disability	$–	$–	$ –	$ –	$–	$–	$–
Tax Gross-Ups	$–	$–	$ –	$ –	$–	$579,120	$1,083,868
Total	$–	$–	$ –	$ –	$47,458	$579,120	$1,131,326

Total	$2,531,280	$1,461,456	$ –	$ –	$666,208	$3,110,400	$4,487,606

P. Thompson, former VP Sales & Marketing
					Qualifying		Change in
					Termination	Change in	Control &
					Unrelated to a	Control Without	Qualifying
	Death	Disability	For Cause	Voluntary	Change in Control	Termination	Termination
Cash Severance	$–	$–	$–	$–	$–	$–	$–
Equity
Restricted Shares	$2,110,992	$2,110,992	$–	$–	$–	$2,110,992	$2,110,992
Performance Share Awards	$2,817,840	$–	$–	$–	$–	$2,817,840	$2,817,840
Unexercisable Options	$–	$–	$–	$–	$–	$–	$–
Total	$4,928,832	$2,110,992	$–	$–	$–	$4,928,832	$4,928,832
Retirement Benefits
DB Plan	$–	$–	$–	$–	$–	$–	$–
DC Plan	$–	$–	$–	$–	$–	$–	$–
Total	$–	$–	$–	$–	$–	$–	$–
Unvested Deferred Compensation	$–	$–	$–	$–	$–	$–	$–
Other Benefits
Health & Welfare	$–	$–	$–	$–	$–	$–	$–
Outplacement	$–	$–	$–	$–	$–	$–	$–
Perquisites	$–	$–	$–	$–	$–	$–	$–
Long-Term Disability	$–	$772,289	$–	$–	$–	$–	$–
Tax Gross-Ups	$–	$–	$–	$–	$–	$–	$–
Total	$–	$772,289	$–	$–	$–	$–	$–

Total	$4,928,832	$2,883,281	$–	$–	$–	$4,928,832	$4,928,832

Named Executive Officers Employed by the Company as of December 31, 2007

We have entered into executive severance agreements and maintain certain plans that will require us to pay compensation and provide certain benefits to each of our named executive officers at, following, or in connection with the executive’s termination of employment or a change in control of Terra. Mr. Thompson’s executive severance agreement was terminated on September 14, 2007, when he left Terra to join GrowHow UK. Therefore, as of December 31, 2007, Terra had no remaining obligations thereunder. The material terms and conditions relating to these payments and benefits are described below. Unless otherwise specifically noted, the terms described below apply to each named executive officer, other than Mr. Thompson, on an identical basis. The material terms and conditions relating to the payments that Mr. Thompson would receive at, following, or in connection with his termination of employment or a change in control of Terra are described below.

Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” on December 31, 2007, Other Than During the Two-Year Period Following a “Change in Control”

If a named executive officer’s employment with Terra had been involuntarily terminated by Terra without “cause” or voluntarily terminated by the executive for “good reason” on December 31, 2007, the executive would have been entitled to the following payments and benefits:

•	A lump-sum cash severance payment in an amount equal to 1.5 times the sum of his annual base salary at termination and his target annual incentive award for 2007;
•	Continuation of medical and dental benefits until the earlier of two years following the date of termination or the date the executive becomes covered by another employer’s major medical plan; and
•	Outplacement services at our expense until the earlier of the first anniversary of termination and the date that the executive becomes employed by a new employer.

Termination Due to Death on December 31, 2007

If a named executive officer’s employment with Terra was terminated due to death on December 31, 2007, then his estate would have been entitled to the following payments and benefits:

•	Immediate vesting of all unvested restricted shares; and
•	Immediate vesting of all unvested performance shares at a level based on actual performance during the performance period through December 31, 2007.

Termination Due to Disability on December 31, 2007

If a named executive officer’s employment with Terra was terminated due to his disability on December 31, 2007, he would have been entitled to the following payments and benefits:

•	Immediate vesting of all unvested restricted shares; and
•	Payment of monthly disability benefits.

“Change in Control” Without a Qualifying Termination on December 31, 2007

If a “change in control” of Terra occurred on December 31, 2007, each named executive officer would have been entitled to the following benefits:

•	Immediate vesting of all unvested restricted shares;
•	Immediate vesting of a number of performance shares equal to the greater of the target number of shares subject to each outstanding performance share grant and a number based on actual performance during the performance period through December 31, 2007; and
•	Payment of a gross-up to make the executive whole for any excise tax imposed as a result of Section 280G of the Internal Revenue Code.

Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” on December 31, 2007 During the Two-Year Period Following a “Change in Control”

If a named executive officer’s employment with Terra was involuntarily terminated by Terra without “cause” or voluntarily terminated by the executive for “good reason” on December 31, 2007 and during the two-year period following a “change in control” of Terra, he would have been entitled to the following payments and benefits:

•	A lump-sum cash severance payment in an amount equal to two times the sum of his annual base salary at termination and his target annual incentive award for 2007;
•	Continuation of medical and dental benefits until the earlier of two years following the date of termination or the date the executive becomes covered by another employer’s major medical plan;
•	Outplacement services at our expense until the earlier of the first anniversary of termination and the date that the executive becomes employed by a new employer;
•	Immediate vesting of all benefits accrued under the SERP and two years of additional age and service credit for purposes of calculating such benefits (only applicable to Messrs. Bennett, Meyer, Giesler and Sanders, because Messrs. Greenwell, Huey and Thompson do not participate in the SERP);
•	Immediate vesting of all unvested restricted shares;
•	Immediate vesting of a number of performance shares equal to the greater of the target number of shares subject to each outstanding performance share grant and a number based on actual performance during the performance period through December 31, 2007; and
•	Payment of a gross-up to make the executive whole for any excise tax imposed as a result of Section 280G of the Internal Revenue Code.

Material Defined Terms

The terms “cause” and “good reason” as used above are defined under the employment severance agreements and mean the following:

“Cause” means (i) the willful and continued failure of the executive to perform substantially the executive’s duties with the Terra (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Terra; or (iii) the executive’s willful and material breach of the employment severance agreement.

“Good Reason” means, other than during the two-year period following a “change in control” (as defined in the employment severance agreements), (i) our failure to pay the executive any compensation when due (other than an inadvertent failure that is remedied within 10 business days following notice by the executive) and (ii) delivery by Terra to the executive of a notice to terminate the executive’s employment other than for “cause” or “permanent disability” (as defined in the employment severance agreement).

“Good Reason” means, during the two-year period following a “change in control” (as defined in the employment severance agreements), (i) our failure to pay the executive any compensation when due (other than an inadvertent failure that is remedied within 10 business days following notice by the executive); (ii) delivery by Terra to the executive of a notice to terminate the executive’s employment other than for “cause” or “permanent disability” (as defined in the employment severance agreements); (iii) a reduction in the executive’s annual base salary of 10% or more from the level in effect immediately prior to the “change in control”; (iv) the relocation of the executive’s principal place of employment to a location more than 50 miles from immediately prior to the change; (v) a reduction in the executive’s target annual incentive award of more than 10% from the level in effect immediately prior to the “change in control”; (vi) a material diminution in the executive’s titles, duties, responsibilities or status from those in effect immediately prior to the “change in control”; (vii) the removal of the executive from, or any failure to re-elect the executive to, any of the offices the executive held immediately prior to the “change in control”; or (viii) any material reduction in executive’s retirement, insurance or fringe benefits from the levels in effect immediately prior to the “change in control”.

The term “change in control”, as defined under the employment severance agreements, means, in general, the occurrence of any one of the following events: (i) certain changes in the membership of a majority of the Board; (ii) consummation of certain mergers or consolidations of Terra with any other corporation following which our stockholders hold less than 60% of the combined voting power of the surviving entity; (iii) approval by our stockholders of a plan of complete liquidation or dissolution of Terra; or (iv) certain acquisitions by a third-party or third-parties, acting in concert, of at least 25% of our then outstanding voting securities.

The definition of “change in control” for purposes of the restricted share agreements and the performance share agreements is substantially the same as that definition for purposes of the employment severance agreements.

Release Requirement

Pursuant to the employment severance agreements, an executive will not be entitled to severance and other separation benefits unless he executes a release of claims in favor of Terra and the release becomes effective and irrevocable.

Post-Employment Covenants

In exchange for the above described payments and benefits to the extent provided for under the employment severance agreements, following termination of employment, the executive will remain subject to confidentiality, cooperation and non-solicitation/non-competition covenants that are set forth in the employment severance agreements. The confidentiality covenant prohibits the executive from disclosing “confidential information” as defined under the employment severance agreements. The cooperation covenant requires the executive to cooperate with Terra in connection with any lawsuit or investigation that related to the executive’s employment with Terra. The non-solicitation/non-competition covenant prohibits the executive, for a period of one year following his termination of employment, from (i) engaging in any activity that is in competition with Terra (including any business relating to the production or marketing of nitrogen products) and (ii) soliciting or hiring any of our employees without our consent.

Named Executive Officer’s Termination Prior to December 31, 2007

On September 14, 2007, our Vice President, Sales and Marketing, Paul Thompson, resigned his position in order to accept the position of Chief Executive Officer of GrowHow UK. Mr. Thompson’s executive severance agreement with Terra was terminated effective September 14, 2007, and no payments or benefits were made or provided to Mr. Thompson in connection with his resignation from Terra.

Mr. Thompson continues to hold his restricted share awards and performance share awards that were previously granted to him by Terra, which will continue to vest under the same terms and conditions due to our Board’s designation of the UK Joint Venture as an employer for purposes of continuation of vesting of equity awards. Mr. Thompson continued to participate in the Terra’s long-term disability plan until December 31, 2007. Mr. Thompson would be entitled to certain payments and benefits pursuant to the terms of his equity awards and Terra’s long-term disability plan upon certain terminations, as set forth below.

Termination Due to Death on December 31, 2007

If Mr. Thompson’s employment with GrowHow UK was terminated due to death on December 31, 2007, then his estate would have been entitled to the following payments and benefits:

•	Immediate vesting of all unvested restricted shares; and
•	Immediate vesting of all unvested performance shares at a level based on actual performance during the performance period through December 31, 2007.

Termination Due to Disability on December 31, 2007

If Mr. Thompson’s employment with GrowHow UK was terminated due to his disability on December 31, 2007, he would have been entitled to the following payments and benefits:

•	Immediate vesting of all unvested restricted shares; and
•	Payment of monthly disability benefits.

“Change in Control” on December 31, 2007

If a “change in control” of Terra occurred on December 31, 2007, Mr. Thompson would have been entitled to the following benefits:

•	Immediate vesting of all unvested restricted shares; and
•	Immediate vesting of a number of performance shares equal to the greater of the target number of shares subject to each outstanding performance share grant and a number based on actual performance during the performance period through December 31, 2007.

The definition of “change in control” for purposes of the restricted share agreements and the performance share agreements is substantially the same as that definition for purposes of the employment severance agreements, as stated above.

Methodologies and Assumptions used for Calculating Other Potential Post-Employment Payments

For purposes of quantifying the other potential post-employment payments disclosed in the preceding tables, we utilized the following assumptions and methodologies:

•	Date of triggering event: The date of each triggering event is December 31, 2007.
•	Determination of cash severance: Following a qualifying triggering event, each named executive officer is entitled to cash severance equal to the sum of the named executive officer’s current base salary and target annual incentive award multiplied by the appropriate severance multiple. The severance multiple is 1.5 in the case of a termination other than within two years following a change in control of Terra, and is two in the case of a termination during the two-year period following a change in control. In accordance with this formula, each named executive officer’s cash severance was determined based on the following:

–	Mr. Bennett: Annual base salary of $550,000 as of December 31, 2007, and 2007 target annual incentive award of $825,000.

–	Mr. Greenwell: Annual base salary of $300,000 as of December 31, 2007, and 2007 target annual incentive award of $180,000.

–	Mr. Meyer: Annual base salary of $350,000 as of December 31, 2007, and 2007 target annual incentive award of $262,500.

–	Mr. Giesler: Annual base salary of $232,000 as of December 31, 2007, and 2007 target annual incentive award of $139,200.

–	Mr. Sanders: Annual base salary of $220,000 as of December 31, 2007, and 2007 target annual incentive award of $132,000.

–	Mr. Huey: Annual base salary of $275,000 as of December 31, 2007, and 2007 target annual incentive award of $137,500.

•	Number of performance shares subject to vesting in the event of a change in control: The performance share award agreements provide that in the event of a “change in control” of Terra, a number of performance shares equal to the greater of the target number of shares subject to each outstanding performance share grant and a number based on actual performance during the performance period through December 31, 2007 will become vested. Based on company performance as of December 31, 2007, the actual performance number for each of the outstanding performance share grants is at least equal to the maximum level of performance, and therefore, we have assumed vesting at the maximum level (200% of target).
•	Number of restricted shares subject to vesting in the event of death or disability: The restricted share award agreements for the grants of restricted shares made in July 2007 (or September 2007 for Mr. Thompson) provide that in the event of a termination of employment due to death or disability, the restricted shares subject to such grant will vest in full.
•	Number of performance shares subject to vesting in the event of death: The performance share award agreements provide that in the event of a termination of employment due to death, performance shares will vest at a level based on actual performance during the performance period through the date of death. Based on company performance as of December 31, 2007, the actual performance number for each of the outstanding performance share grants is at least equal to the maximum level of performance, and therefore, we have assumed vesting at the maximum level (200% of target).
•	Value of restricted shares and performance shares subject to vesting: The value of each restricted share and performance share that was subject to vesting upon a triggering event was determined by multiplying the number of shares subject to vesting by the closing price of Terra common stock on December 31, 2007, the last trading day of 2007 (i.e., $47.76).

•	Value of continuation of health and dental benefits: The value of health and dental benefits which are continued for a two-year period following certain qualifying triggering events was determined based on assumptions used for financial reporting purposes under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 106 (Employer’s Accounting for Postretirement Benefits Other Than Pensions).
•	Value of post-termination outplacement services: The value of post-termination outplacement services was determined based on a value equal to approximately 12% of an executive’s annual base salary as of the date of termination of employment, which was adjusted based on assumptions used for financial reporting purposes under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 106 (Employer’s Accounting for Postretirement Benefits Other Than Pensions).
•	Incremental value of accelerated vesting of SERP benefits and additional age/service credit in the event of a “change in control”: These amounts, which are applicable to Messrs. Bennett, Meyer, Giesler and Sanders, were calculated by adding two years of credited service to the year-end 2007 total pension benefit (i.e., sum of tax-qualified pension and SERP) for the named executive officer and then determining the present value of that accrued benefit deferred to the date the executive reaches age 63, which is the earliest age at which unreduced pension benefits would be available to the executive with an extra two years of age. The actuarial basis for these determinations is the same as the basis used in the Pension Benefits Table.
•	Value of monthly disability benefits: The value of monthly disability benefits is based on the present value of the excess of each named executive officer’s monthly disability benefit under our long-term disability plan that covers the executive as of December 31, 2007, over the monthly disability benefit that would be payable under our long-term disability plan that is generally available to all employees. Amounts are calculated using a 7% discount rate and assuming that each named executive officer continues to receive monthly disability benefits until age 65.
•	Determination of excise tax payments and tax gross-up payments made in connection with a change in control: We determined the amount of the excise tax payment by multiplying by 20% the “excess parachute payment” that would arise in connection with payments made to the applicable named executive officers upon either (i) a change in control of Terra or (ii) a qualifying termination of employment following a change in control. The excess parachute payment was determined in accordance with the provisions of Section 280G of the Internal Revenue Code. We utilized the following key assumptions to determine the applicable named executive officer’s tax gross-up payment:

–	based on our performance through December 31, 2007, all of our outstanding performance share awards are currently expected to vest at 200% of the target level. Therefore, the amount of the excise tax with respect to the performance share awards was calculated assuming that all performance goals with respect to the performance share awards had already been met at the 200% level. The result is that the amount of the excise tax attributable to both the performance share awards and the restricted shares is based solely on the value of the accelerated vesting and the lapse of the obligation to perform future services;
–	a statutory federal income tax rate of 35%, a Medicare tax rate of 1.45% and a state income tax rate of 8.98%, which is the maximum individual income tax rate for Iowa;
–	each named executive officer’s Section 280G “base amount” was determined based on average W-2 compensation for the period from 2003-2007 (or the period of the executive’s employment with Terra, if shorter); and
–	the interest rate assumption was 120% of the applicable federal rate for December 2007.

Director Compensation

The following table summarizes the compensation of each of our non-employee directors for the fiscal year ended December 31, 2007.

					Change in Pension
	Fees Earned			Non-Equity	Value & Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)(1)	($)(2)(3)	($)	($)	Earnings ($)	($)	Total ($)

Fisher, D.	$60,000	$271,960	$–	$–	$–	$–	$331,960

Fraser, D.	$54,000	$271,960	$–	$–	$–	$–	$325,960

Hesse, M.	$51,500	$271,960	$–	$–	$–	$–	$323,460

Janson, P.	$51,250	$286,910	$–	$–	$–	$–	$338,160

Kroner, J.	$45,000	$232,500	$–	$–	$–	$–	$277,500

McGlone, D.	$45,000	$232,500	$–	$–	$–	$–	$277,500

Slack, H.	$100,000	$291,690	$–	$–	$–	$–	$391,690

(1)	This column sets forth the amount of the fees earned by each director from Terra during 2007. For information about the nature of such fees, see the narrative accompanying this table.
(2)	These amounts represent the accounting cost of stock-based compensation granted from 2004 through 2007 that was accrued during 2007.
(3)	Based on restricted share awards of 10,000 shares made annually from 2004 through 2007 (except for the 2004 through 2006 grants to the Chairman of the Board, Mr. Slack, which were for 15,000 restricted shares) and the restricted share award of 10,000 shares made to Mr. Janson on February 18, 2005 upon his appointment to the Board. These grants generally have a three-year vesting period, but by resolution adopted August 16, 2006, the Board voted to eliminate the restriction on the share awards starting in 2006 and going forward.

In May 2003, the board of directors voted to compensate non-employee directors using a combination of cash and shares. In 2007, the board of directors again reviewed the compensation plan and structure for non-employee directors and made certain revisions thereto while leaving intact the mix of cash and shares.

Director Fees Paid in Cash

Under the director compensation policy, in 2007, Mr. Slack, Chairman of the Board, received an annual cash retainer of $100,000 (paid quarterly). The other non-employee directors each received an annual retainer of $27,500 (paid quarterly) and meeting fees of $1,250 per meeting attended. Mr. Fisher received an additional annual cash retainer of $10,000 (paid quarterly) for serving as Chairman of the Audit Committee. Ms. Hesse, Chairman of the Nominating and Corporate Governance Committee, and Mr. Fraser, Chairman of the Compensation Committee, each received an additional annual cash retainer of $4,000 (paid quarterly) for serving as committee chairs.

Director Stock Awards

Pre-2006 Stock Awards

Prior to 2006, non-employee directors were granted restricted shares as part of their compensation. These restricted shares are subject to cliff vesting with 100% of the award vesting on the third anniversary of the grant date. If a director’s service on the Board terminates for any reason prior to vesting (including as a result of death, retirement or total disability), all restricted shares will continue to be eligible for vesting following termination. All restricted shares will become immediately vested in full in the event of a change in control of Terra.

The following table sets forth the restricted shares held by each non-employee director that remained subject to vesting as of the date of this proxy statement and the expected vesting date:

	Number of Unvested
Name	Restricted Shares	Vesting Date
Fisher, D.	10,000	7/30/08

Fraser, D.	10,000	7/30/08

Hesse, M.	10,000	7/30/08

Janson, P.	10,000	7/30/08

Slack, H.	15,000	7/30/08

2007 Stock Awards

Pursuant to a resolution of the Board dated August 16, 2006, the Board determined that beginning in 2006 and on a going-forward basis, director stock awards would be delivered in the form of fully vested shares of Terra common stock. In 2007, Mr. Slack, Chairman of the Board, received an annual grant of 15,000 shares, while the other non-employee directors received an annual grant of 10,000 shares. By resolution of the Board of Directors dated October 23, 2007, the Board determined that new equity grants should be made August 1 each year, and that starting August 2008, the number of shares awarded shall be determined by reference to a fixed dollar amount divided by the share price of Terra shares for the previous 20 trading days immediately preceding the date of grant, rounded up to the next whole share. The dollar value used in the numerator is $150,000 for all non-employee directors except for Mr. Slack, the chairman, in which case the numerator is the sum of $225,000. In addition, the Board determined that each newly elected outside director will receive, simultaneously with his or her election to the Board, an initial grant of Terra shares that is equivalent to the annual equity grant as described above.

Director Stock Ownership Guides

Pursuant to resolution of the Board of Directors dated October 23, 2007, the Board implemented, effective immediately, Terra stock ownership guidelines for all non-employee directors. The guide for all non-employee directors is 20,000 shares for all except the Chairman, which guide shall be 30,000 shares. All newly elected directors are to be allowed a five year period from election to satisfy the new guidelines.

Other Director Compensation

We reimburse all directors for reasonable travel and other necessary business expenses incurred in the performance of their services for Terra. Non-employee directors do not receive any additional payments or perquisites. A director who is a Terra employee, such as Mr. Bennett, does not receive any additional compensation for service as a director.

TRANSACTIONS WITH RELATED PERSONS

During 2007, the Company was engaged in no transactions, nor are any such transactions currently proposed, in which a related party, as that term is defined in Title 17, Chapter II, Subpart §229.404 of the Code of Federal Regulations, had or will have a direct or indirect material interest and which involves an amount exceeding $120,000.

POLICIES AND PROCEDURES

The Audit Committee of the board of directors reviews all material transactions with any related person as identified by management. Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members.

At its February 2008 meeting, the Audit Committee and Board of Directors adopted a written policy for evaluating related person transactions. To identify related person transactions under such policy, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. Additionally, all material undertakings by the Company are reviewed by management, with a view, in part, to identify if a related person is involved. Pursuant to our policy, we periodically compile a list of related persons (Related Person List), based on information gathered from responses to the Director and Officer Questionnaire along with information concerning stockholders who beneficially own more than five percent (5%) of the voting securities of Terra, and distribute the list to key members of management for review. Management is instructed to review the Related Person List and promptly inform the General Counsel of any current or proposed transactions with any person on the list. The General Counsel is to report to the Audit Committee any potential Related Person Transaction so identified. We review related person transactions due to the potential for a conflict of interest. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our General Counsel.

We expect our directors, officers and employees to act and make decisions that are in the Company’s best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to Terra in an objective and fair manner. The Nominating and Corporate Governance Committee is charged with responsibility to bring before the board of directors all requests for a waiver of the Company’s Code of Ethics and Standards of Business Conduct.

Audit Committee Report

The responsibilities of the Audit Committee, which are set forth in the Audit Committee charter adopted by the board of directors, include providing oversight to Terra’s financial reporting process through periodic meetings with Terra’s independent auditors, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. Terra management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on Terra’s senior management, including its senior financial management, its internal audit function, and its independent auditors.

The Audit Committee appointed Deloitte & Touche LLP as independent accountants for Terra for the fiscal year 2008 and recommends that stockholders vote in favor of “Proposal 2: Ratification of Selection of Independent Accountants”.

We have reviewed and discussed with senior management Terra’s audited financial statements included in the 2007 Annual Report to Stockholders. Management has confirmed to us that the data in such financial statements (i) has been prepared with integrity and objectivity and is management’s responsibility, and (ii) has been prepared in conformity with generally accepted accounting principles.

We have discussed with Deloitte & Touche LLP, Terra’s independent auditors, the matters required to be discussed by the Statement of Audit Standard No. 61 (“SAS 61”) Communications with Audit Committees. SAS 61 requires Terra’s independent auditors to provide us with additional information regarding the scope and results of their audit of Terra’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Deloitte & Touche a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche and Terra that in their professional judgment may reasonably be thought to bear on independence. Deloitte & Touche has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of Terra within the meaning of the federal securities laws. Deloitte & Touche have also discussed with us its findings related to its review of Terra’s internal control procedures as required by Section 404 of the Sarbanes-Oxley Act.

Based on the review and discussions described above with respect to Terra’s audited financial statements included in Terra’s 2007 Annual Report to Stockholders, we have recommended to the board of directors that such financial statements be included in Terra’s Annual Report on Form 10-K for filing with the SEC.

The Audit Committee has a policy concerning the approval of audit and non-audit services to be provided by Terra’s independent auditors. A copy of this policy can be found in Terra’s Audit Committee Charter on our Web site at www.terraindustries.com in the Investor Information section, Charters and Guidelines. The policy requires that all services provided by Terra’s independent auditors to Terra, including audit services and permitted audit-related and non-audit related services, be pre-approved by the Audit Committee.

In giving our recommendation to the board of directors, we have relied on (i) management’s representation that the data in such financial statements has been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of Terra’s independent auditors with respect to such financial statements.

Members of the Audit Committee
of the Board of Directors

D.E. Fisher, Chairman
M.O. Hesse
P.S. Janson
J.R. Kroner

Proposal 2: Ratification of Selection of Independent Accountants

The board of directors recommends that the stockholders ratify the Audit Committee’s selection of Deloitte & Touche LLP as independent accountants for Terra for the fiscal year 2008.

It is expected that members of Deloitte & Touche will attend the annual meeting to make a statement if they desire to do so and to respond to any appropriate questions that may be asked by stockholders.

PRINCIPAL ACCOUNTANT AUDIT FEES AND SERVICE FEES

The table below describes fees for professional audit services rendered by Deloitte & Touche, Terra’s principal accountant, for the audit of Terra’s annual financial statements for the years ended December 31, 2007 and December 31, 2006 and fees billed for other services rendered by Deloitte & Touche during those periods. All such audit and other services, as well as related fees for 2007, were approved in advance by the Audit Committee.

Type of Fee	2007	2006
Audit Fees 1/	$1,411,841	$1,600,235
Audit Related Fees 2/ 4/	253,261	44,679

Total Audit and Audit Related Fees	1,665,102	1,644,914

Tax Fees 3/ 4/	305,621	262,902
All Other Fees 4/	0	0

Total	$1,970,723	$1,907,816

1/	Audit Fees, including those for statutory audits, include the aggregate fees paid by Terra during the fiscal year indicated for professional services rendered by Deloitte for the audit of Terra’s annual financial statements and review of financial statements included in Terra’s Form 10-Qs.
2/	Audit Related Fees include the aggregate fees paid related to the audit of the Company’s retirement, savings and investment plans, and audit related procedures as a result of the GrowHow UK Limited joint venture.
3/	Tax Fees include the aggregate fees paid by Terra during the fiscal year indicated for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning.
4/	The full amount of each such service and related fees were approved in advance by the Audit Committee.

The Audit Committee has advised Terra’s board of directors that it has determined that the non-audit services rendered by Terra’s independent auditors during Terra’s most recent fiscal year are compatible with maintaining such auditors’ independence.

The board of directors recommends that you vote FOR the ratification of the Audit Committee’s selection of independent accountants.

Submission of Stockholder Proposals for 2009 Annual Meeting

Stockholder proposals intended for submission at the 2009 annual meeting of stockholders must be received by Terra at its principal executive offices on or before November 14, 2008 to be eligible for inclusion in Terra’s proxy statement and accompanying proxy for such meeting. If a stockholder intends to bring a matter before the 2009 annual meeting of stockholders other than by submitting a proposal for inclusion in the proxy statement, the stockholder must give timely notice to Terra and otherwise satisfy the requirements of the Securities Exchange Act of 1934. To be timely, such notice must be received by the Corporate Secretary at Terra’s principal executive offices not earlier than January 6, 2009 and not later than February 5, 2009.

MISCELLANEOUS

Terra will pay the cost of soliciting proxies. Proxies are solicited through the mail. Certain Terra employees, without additional compensation, may also solicit proxies personally, by telephone or by fax. Terra will reimburse brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies.

A copy of Terra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon written request to the Investor Relations Department, Terra Industries Inc., Terra Centre, 600 Fourth Street, P.O. Box 6000, Sioux City, Iowa 51102-6000.

March 14, 2008

. NNNNNNNNNNNN Admission Ticket NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on May 6, 2008. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Within the US, Canada & Puerto Rico, call toll free1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call. • Outside the US, Canada & Puerto Rico, call1-781-575-2300 on a touch tone telephone. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Class I Directors: For Withhold For Withhold For Withhold + 01 — Michael L. Bennett 02 — Peter S. Janson 03 — James R. Kroner For Against Abstain 2. Ratification of Audit Committee’s selection of Deloitte & Touche LLP as independent accountants for 2008. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please also give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN3 1 D V 0 1 6 2 6 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00UHJD .

2008 Annual Meeting Admission Ticket 2008 Annual Meeting of Terra Industries Inc. Stockholders Tuesday, May 6, 2008, 9:00 A.M. Local Time Omni Berkshire Place 21 East 52nd Street at Madison Avenue New York, New York 10022 Upon arrival, please present this admission ticket and photo identification at the registration desk. Terra News and Information Our goal is to provide interested parties with timely information in an efficient, cost effective manner most convenient to you. We distribute our news releases and other materials in email, fax and hard copy format. Let us know what materials you’d like to receive and how by: 3 Providing your contact information via our website at www.terraindustries.com or 3 Calling us at (800) 831-1002, ext. 8788. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — TERRA INDUSTRIES INC. TERRA INDUSTRIES INC. Proxy Solicited on Behalf of the Board of Directors The undersigned hereby acknowledges receipt of the Notice of 2008 Annual Meeting of Stockholders and Proxy statement, each dated March 14, 2008, and revoking all prior proxies, hereby appoints HENRY R. SLACK, MICHAEL L. BENNETT and DANIEL D. GREENWELL, jointly and severally, as proxies, with power of substitution, to vote at the Annual Meeting of Stockholders (including adjournments) of TERRA INDUSTRIES INC. to be held May 6, 2008, with all powers the undersigned would possess if personally present, on the election of directors, on the Proposals described in the Proxy Statement and, in accordance with their discretion, on any other business that may come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.